              MANAGEMENT'S RESPONSIBILITY FOR FINANCIAL REPORTING

  The management of BB&T is responsible for the preparation of the financial statements, related financial data and other information in this Current Report on Form 8-K. The financial statements are prepared in accordance with generally accepted accounting principles and include amounts based on management's estimates and judgment where appropriate. Financial information appearing throughout this Current Report on Form 8-K is consistent with the financial statements.

  BB&T's accounting system, which records, summarizes and reports financial transactions, is supported by an internal control structure which provides reasonable assurance that assets are safeguarded and that transactions are recorded in accordance with BB&T's policies and established accounting procedures. As an integral part of the internal control structure, BB&T maintains a professional staff of internal auditors who monitor compliance with and assess the effectiveness of the internal control structure.

  The Audit Committee of BB&T's Board of Directors, composed solely of outside directors, meets regularly with BB&T's management, internal auditors and independent public accountants to review matters relating to financial reporting, internal control structure and the nature, extent and results of the audit effort. The independent public accountants and the internal auditors have access to the Audit Committee with or without management present.

  The financial statements have been audited by Arthur Andersen LLP, independent public accountants, who render an independent opinion on management's financial statements. Their appointment was recommended by the Audit Committee, approved by the Board of Directors and ratified by the shareholders. Their examination provides an objective assessment of the degree to which BB&T's management meets its responsibility for financial reporting. Their opinion on the financial statements is based on auditing procedures, which include reviewing the internal control structure to determine the timing and scope of audit procedures and performing selected tests of transactions and records as they deem appropriate. These auditing procedures are designed to provide a reasonable level of assurance that the financial statements are fairly presented in all material respects.

     John A. Allison             Scott E. Reed            Sherry A. Kellett
      Chairman and          Chief Financial Officer          Controller
 Chief Executive Officer

                                                                    Exhibit 99.2
                       BB&T CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           December 31, 1999 and 1998

                                                          1999         1998
                                                       -----------  -----------
                                                       (Dollars in thousands,
                                                       except per share data)
Assets
 Cash and due from banks.............................  $ 1,206,773  $ 1,165,068
 Interest-bearing deposits with banks................       71,635       28,011
 Federal funds sold and securities purchased under
  resale agreements or similar arrangements..........      244,520      263,085
 Trading securities at market value..................       93,221       60,422
 Securities available for sale at market value.......   10,771,247    9,659,333
 Securities held to maturity at amortized cost
  (market value: $98,070 at December 31, 1999 and
  $381,532 at December 31, 1998).....................       97,122      373,472
 Loans held for sale.................................      363,255    1,296,315
 Loans and leases, net of unearned income............   30,373,428   26,649,782
 Allowance for loan and lease losses.................     (411,188)    (378,531)
                                                       -----------  -----------
  Loans and leases, net..............................   29,962,240   26,271,251
                                                       -----------  -----------
 Premises and equipment, net.........................      589,629      559,898
 Other assets........................................    2,079,414    1,566,894
                                                       -----------  -----------
  Total assets.......................................  $45,479,056  $41,243,749
                                                       ===========  ===========
Liabilities and Shareholders' Equity
 Deposits:
 Noninterest-bearing deposits........................  $ 4,139,422  $ 3,986,589
 Savings and interest checking.......................    1,980,944    2,526,754
 Money rate savings..................................    8,480,285    7,584,793
 Other time deposits.................................   13,661,522   13,106,174
 Foreign deposits....................................      529,401      638,676
                                                       -----------  -----------
  Total deposits.....................................   28,791,574   27,842,986
                                                       -----------  -----------
 Short-term borrowed funds...........................    7,080,882    4,057,776
 Long-term debt......................................    5,520,484    5,445,800
 Accounts payable and other liabilities..............      689,705      570,585
                                                       -----------  -----------
  Total liabilities..................................   42,082,645   37,917,147
                                                       -----------  -----------
 Shareholders' equity:
 Preferred stock, $5 par, 5,000,000 shares
  authorized, none issued or outstanding.............           --           --
 Common stock, $5 par, 500,000,000 shares authorized;
  issued and outstanding, 347,906,156 at December 31,
  1999 and 343,724,018 at December 31, 1998..........    1,739,531    1,718,620
 Additional paid-in capital..........................      258,221      210,882
 Retained earnings...................................    1,691,044    1,332,093
 Loan to employee stock ownership plan and unvested
  restricted stock...................................      (10,891)         (14)
 Accumulated other nonshareholder changes in equity,
  net of deferred income taxes of $(168,019) at
  December 31, 1999 and $41,293 at December 31,
  1998...............................................     (281,494)      65,021
                                                       -----------  -----------
  Total shareholders' equity.........................    3,396,411    3,326,602
                                                       -----------  -----------
  Total liabilities and shareholders' equity.........  $45,479,056  $41,243,749
                                                       ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                       BB&T CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
              For the Years Ended December 31, 1999, 1998 and 1997

                                                 1999         1998       1997
                                              -----------  ---------- ----------
                                              (Dollars in thousands, except per
                                                         share data)
Interest Income
 Interest and fees on loans and leases......  $ 2,559,361  $2,362,229 $2,132,539
 Interest and dividends on securities.......      684,356     616,779    569,978
 Interest on short-term investments.........       18,544      20,387     14,333
                                              -----------  ---------- ----------
 Total interest income......................    3,262,261   2,999,395  2,716,850
                                              -----------  ---------- ----------
Interest Expense
 Interest on deposits.......................    1,017,606     999,332    958,556
 Interest on short-term borrowed funds......      266,275     237,158    183,814
 Interest on long-term debt.................      320,298     265,418    190,682
                                              -----------  ---------- ----------
 Total interest expense.....................    1,604,179   1,501,908  1,333,052
                                              -----------  ---------- ----------
Net Interest Income.........................    1,658,082   1,497,487  1,383,798
 Provision for loan and lease losses........      104,667     103,148    113,679
                                              -----------  ---------- ----------
Net Interest Income After Provision for Loan
 and Lease Losses...........................    1,553,415   1,394,339  1,270,119
                                              -----------  ---------- ----------
Noninterest Income
 Service charges on deposits................      211,491     190,394    170,375
 Mortgage banking income....................      153,020     118,200     75,973
 Trust income...............................       55,416      42,603     36,849
 Investment banking and brokerage fees and
  commissions...............................      127,366      44,326     27,180
 Agency insurance commissions...............       78,945      52,186     40,149
 Other insurance commissions................       11,814      11,284     14,069
 Bankcard fees and merchant discounts.......       37,707      30,579     24,104
 Other nondeposit fees and commissions......       67,734      61,733     47,722
 Securities (losses) gains, net.............       (5,202)      8,841      4,843
 Other income...............................       55,395      61,386     87,842
                                              -----------  ---------- ----------
 Total noninterest income...................      793,686     621,532    529,106
                                              -----------  ---------- ----------
Noninterest Expense
 Personnel expense..........................      730,702     604,787    566,873
 Occupancy and equipment expense............      215,283     182,403    186,894
 Federal deposit insurance expense..........        9,406       5,522      6,975
 Amortization of intangibles and mortgage
  servicing rights..........................       74,267      54,769     27,729
 Advertising and public relations expense...       23,880      29,441     31,231
 Professional services......................       72,354      54,514     53,600
 Other expense..............................      310,164     251,788    278,006
                                              -----------  ---------- ----------
 Total noninterest expense..................    1,436,056   1,183,224  1,151,308
                                              -----------  ---------- ----------
Earnings
 Income before income taxes.................      911,045     832,647    647,917
 Provision for income taxes.................      296,685     265,699    221,706
                                              -----------  ---------- ----------
 Net income.................................      614,360     566,948    426,211
 Preferred dividend requirements............           --          --        113
                                              -----------  ---------- ----------
 Income applicable to common shares.........  $   614,360  $  566,948 $  426,098
                                              ===========  ========== ==========
Per Common Share
 Net income:
 Basic......................................  $      1.78  $     1.67 $     1.26
                                              ===========  ========== ==========
 Diluted....................................  $      1.75  $     1.63 $     1.23
                                              ===========  ========== ==========
 Cash dividends paid by BB&T Corporation....  $       .75  $      .66 $      .58
                                              ===========  ========== ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                       BB&T CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
              For the Years Ended December 31, 1999, 1998 and 1997

                                                                                      Accumulated
                                                                                         Other
                           Shares of                         Additional   Retained   Nonshareholder     Total
                            Common     Preferred   Common     Paid-In     Earnings     Changes in   Shareholders'
                             Stock       Stock     Stock      Capital    and Other*      Equity        Equity
                          -----------  --------- ----------  ----------  ----------  -------------- -------------
                                                        (Dollars in thousands)
Balance, December 31,
 1996, as previously
 reported...............  162,835,879   $ 7,564  $  814,181  $ 316,742   $1,437,865    $  14,005     $2,590,357
 Merger with Premier
  Bancshares, Inc.
  accounted for as a
  pooling-of-interests..    5,800,045        --      28,999     58,845       28,592         (262)       116,174
                          -----------   -------  ----------  ---------   ----------    ---------     ----------
Balance, December 31,
 1996, restated.........  168,635,924     7,564     843,180    375,587    1,466,457       13,743      2,706,531
                          -----------   -------  ----------  ---------   ----------    ---------     ----------
Add (Deduct):
 Nonshareholder changes
  in equity:**
 Net income.............           --        --          --         --      426,211           --        426,211
  Unrealized holding
   gains arising during
   the period...........           --        --          --         --           --       45,539         45,539
  Less: reclassification
   adjustment, net of
   tax of ($1,889)......           --        --          --         --           --       (2,954)        (2,954)
                                                                         ----------    ---------     ----------
 Total nonshareholder
  changes in equity.....           --        --          --         --      426,211       42,585        468,796
                                                                         ----------    ---------     ----------
 Common stock issued....    8,312,437        --      41,564    239,128        5,456           --        286,148
 Redemption of common
  stock.................   (7,163,258)       --     (35,818)  (292,165)          --           --       (327,983)
 Preferred stock
  redemptions and
  conversions...........      350,610    (7,564)      1,753      5,811           --           --             --
 Cash dividends declared
  on common stock.......           --        --          --         --     (187,260)          --       (187,260)
 Other, net.............           --        --          --     (2,786)       2,060           --           (726)
                          -----------   -------  ----------  ---------   ----------    ---------     ----------
Balance, December 31,
 1997...................  170,135,713        --     850,679    325,575    1,712,924       56,328      2,945,506
Add (Deduct):
 Nonshareholder changes
  in equity:**
 Net income.............           --        --          --         --      566,948           --        566,948
  Unrealized holding
   gains arising during
   the period...........           --        --          --         --           --       14,102         14,102
  Less: reclassification
   adjustment, net of
   tax of ($3,448)......           --        --          --         --           --       (5,393)        (5,393)
                                                                         ----------    ---------     ----------
 Total nonshareholder
  changes in equity.....           --        --          --         --      566,948        8,709        575,657
                                                                         ----------    ---------     ----------
 Common stock issued....   11,800,665        --      59,004    314,137       (1,045)          --        372,096
 Redemption of common
  stock.................   (6,736,880)       --     (33,684)  (311,345)          --           --       (345,029)
 2-for-1 stock split
  effective August 3,
  1998..................  168,557,252        --     842,786   (120,111)    (721,913)          --            762
 Reconciliation of
  fiscal year of First
  Citizens to calendar
  year..................      (32,732)       --        (165)      (211)      (1,193)         (16)        (1,585)
 Cash dividends declared
  on common stock.......           --        --          --         --     (222,039)          --       (222,039)
 Other, net.............           --        --          --      2,837       (1,603)          --          1,234
                          -----------   -------  ----------  ---------   ----------    ---------     ----------
Balance, December 31,
 1998...................  343,724,018        --   1,718,620    210,882    1,332,079       65,021      3,326,602
Add (Deduct):
 Nonshareholder changes
  in equity:**
 Net income.............           --        --          --         --      614,360           --        614,360
  Unrealized holding
   losses arising during
   the period...........           --        --          --         --           --     (348,769)      (348,769)
  Less: reclassification
   adjustment, net of
   tax benefit of
   $2,029...............           --        --          --         --           --        3,173          3,173
                                                                         ----------    ---------     ----------
 Total nonshareholder
  changes in equity.....           --        --          --         --      614,360     (345,596)       268,764
                                                                         ----------    ---------     ----------
 Common stock issued....   12,713,594        --      63,569    330,669        9,885           --        404,123
 Redemption of common
  stock.................   (8,535,544)       --     (42,678)  (283,330)          --           --       (326,008)
 Reconciliation of
  fiscal year of First
  Liberty to calendar
  year..................        4,088        --          20         --        2,541         (919)         1,642
 Cash dividends declared
  on common stock.......           --        --          --         --     (268,558)          --       (268,558)
 Other, net.............           --        --          --         --      (10,154)          --        (10,154)
                          -----------   -------  ----------  ---------   ----------    ---------     ----------
Balance, December 31,
 1999...................  347,906,156   $    --  $1,739,531  $ 258,221   $1,680,153    $(281,494)    $3,396,411
                          ===========   =======  ==========  =========   ==========    =========     ==========

-------
 * Other includes unearned income, unvested restricted stock and a loan to the employee stock ownership plan.
** Comprehensive income as defined by SFAS No. 130.

  The accompanying notes are an integral part of these consolidated financial statements.

                       BB&T CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              For the Years Ended December 31, 1999, 1998 and 1997

                                             1999         1998         1997
                                          -----------  -----------  -----------
                                                (Dollars in thousands)
Cash Flows From Operating Activities:
 Net income.............................  $   614,360  $   566,948  $   426,211
 Adjustments to reconcile net income to
  net cash provided by operating
  activities:
 Provision for loan and lease losses....      104,667      103,148      113,679
 Depreciation of premises and
  equipment.............................       86,099       75,322       69,045
 Amortization of intangibles and
  mortgage servicing rights.............       74,267       54,769       27,729
 Accretion of negative goodwill.........       (6,243)      (6,243)      (6,180)
 Amortization of unearned stock
  compensation..........................        3,873        1,171        8,133
 Discount accretion and premium
  amortization on securities, net.......        1,190        1,984        3,598
 Net decrease (increase) in trading
  account securities....................      (20,774)       7,456      (25,688)
 Loss (gain) on sales of securities,
  net...................................        5,202       (8,841)      (4,843)
 Loss (gain) on sales of loans and
  mortgage loan servicing rights, net...      (26,213)     (36,227)     (17,687)
 Loss (gain) on disposals of premises
  and equipment, net....................       (5,754)     (15,352)      28,263
 Proceeds from sales of loans held for
  sale..................................    3,920,896    5,119,437    1,903,172
 Purchases of loans held for sale.......     (961,404)  (1,811,810)    (934,992)
 Origination of loans held for sale, net
  of principal collected................   (2,000,219)  (3,887,322)  (1,167,108)
 Reconciliation of fiscal year of merged
  companies to calendar year............        3,216        4,991           --
 Decrease (increase) in:
  Accrued interest receivable...........      (45,015)     (21,376)      (2,989)
  Other assets..........................     (181,109)     (80,846)    (124,075)
 Increase (decrease) in:
  Accrued interest payable..............       38,871       18,427        8,934
  Accounts payable and other
   liabilities..........................      110,181       76,824      102,266
 Other, net.............................       21,916       (5,381)     (10,455)
                                          -----------  -----------  -----------
  Net cash provided by operating
   activities...........................    1,738,007      157,079      397,013
                                          -----------  -----------  -----------
Cash Flows From Investing Activities:
 Proceeds from sales of securities
  available for sale....................      774,053    1,554,857    1,941,115
 Proceeds from maturities, calls and
  paydowns of securities available for
  sale..................................    2,705,481    2,610,043    1,886,661
 Purchase of securities available for
  sale..................................   (4,351,282)  (4,324,642)  (4,555,761)
 Proceeds from sales of securities held
  to maturity...........................           --           --       26,170
 Proceeds from maturities, calls and
  paydowns of securities held to
  maturity..............................       36,985      168,509       88,876
 Purchases of securities held to
  maturity..............................       (5,343)     (97,882)    (101,769)
 Leases made to customers...............     (126,066)     (94,615)     (74,420)
 Principal collected on leases..........       74,314       65,186       57,581
 Loan originations, net of principal
  collected.............................   (3,221,285)  (1,400,799)  (1,446,199)
 Purchases of loans.....................     (364,663)    (341,812)    (447,963)
 Net cash acquired in transactions
  accounted for under the purchase
  method................................      302,032       73,369       95,205
 Purchases and originations of mortgage
  servicing rights......................      (78,527)     (85,113)     (42,599)
 Proceeds from disposals of premises and
  equipment.............................       37,540       25,559       14,579
 Purchases of premises and equipment....     (125,433)    (122,954)    (164,703)
 Proceeds from sales of foreclosed
  property..............................       28,190       28,902       17,333
 Proceeds from sales of other real
  estate held for development or sale...       11,927        3,922       16,916
 Other, net.............................           --      (41,067)       5,135
                                          -----------  -----------  -----------
  Net cash used in investing
   activities...........................   (4,302,077)  (1,978,537)  (2,683,843)
                                          -----------  -----------  -----------
Cash Flows From Financing Activities:
 Net increase in deposits...............      183,916    1,157,460      792,249
 Net increase (decrease) in short-term
  borrowed funds........................    2,914,825     (319,350)     603,124
 Proceeds from long-term debt...........    2,658,991    3,428,689    6,328,829
 Repayments of long-term debt...........   (2,592,003)  (2,034,525)  (4,734,838)
 Net proceeds from common stock issued..       42,337       38,417       29,851
 Redemption of common stock.............     (326,008)    (345,029)    (327,983)
 Preferred stock cancellations and
  conversions...........................           --           --          (38)
 Cash dividends paid on common and
  preferred stock.......................     (249,969)    (211,171)    (175,331)
 Other, net.............................       (1,255)       1,161      (21,689)
                                          -----------  -----------  -----------
  Net cash provided by financing
   activities...........................    2,630,834    1,715,652    2,494,174
                                          -----------  -----------  -----------
Net Increase (Decrease) in Cash and Cash
 Equivalents............................       66,764     (105,806)     207,344
Cash and Cash Equivalents at Beginning
 of Year................................    1,456,164    1,561,970    1,354,626
                                          -----------  -----------  -----------
Cash and Cash Equivalents at End of
 Year...................................  $ 1,522,928  $ 1,456,164  $ 1,561,970
                                          ===========  ===========  ===========
Supplemental Disclosure of Cash Flow
 Information:
 Cash paid during the year for:
 Interest...............................  $ 1,502,714  $ 1,477,807  $ 1,274,711
 Income taxes...........................      109,667      162,723      171,704
 Noncash financing and investing
  activities:
 Transfer of securities from held to
  maturity to available for sale........      231,529      114,401           --
 Transfer of securities from available
  for sale to held to maturity..........           --           --        1,493
 Transfer of loans to foreclosed
  property..............................       25,644       26,211       23,476
 Transfer of fixed assets to other real
  estate owned..........................        7,405       14,165       15,429
 Restricted stock issued................           --           --           74
 Securitization of mortgage loans.......      304,795      478,768           --

  The accompanying notes are an integral part of these consolidated financial statements.

                       BB&T CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  BB&T Corporation ("BB&T" or "Parent Company") is a bank holding company organized under the laws of North Carolina and registered with the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended. Branch Banking and Trust Company ("BB&T-NC"); BB&T Financial Corporation of South Carolina, parent company of Branch Banking and Trust Company of South Carolina ("BB&T-SC"); BB&T Financial Corporation of Virginia, parent company of Branch Banking and Trust Company of Virginia ("BB&T-VA"), (collectively, the "Banks"), Regional Acceptance Corporation ("Regional Acceptance") and Scott & Stringfellow Financial, Inc., ("Scott & Stringfellow") comprise BB&T's principal direct subsidiaries.

  The accounting and reporting policies of BB&T Corporation and its subsidiaries are in accordance with generally accepted accounting principles and conform to general practices within the banking industry. The following is a summary of the more significant policies.

NOTE A. Summary of Significant Accounting Policies

Principles of Consolidation

  The consolidated financial statements of BB&T include the accounts of BB&T Corporation and its subsidiaries. In consolidation, all significant intercompany accounts and transactions have been eliminated. Prior period financial statements have been restated to include the accounts of companies acquired in material transactions accounted for as poolings of interests. The results of operations of companies acquired in transactions accounted for as purchases are included only from the dates of acquisition. (See Note B).

  In certain instances, amounts reported in prior years' consolidated financial statements have been reclassified to conform to statement presentations selected for 1999. Such reclassifications had no effect on previously reported shareholders' equity or net income.

Nature of Operations

  BB&T is a multi-bank holding company headquartered in Winston-Salem, North Carolina. BB&T conducts its operations in North Carolina, South Carolina, Virginia, Maryland, Georgia, West Virginia, Kentucky and the metropolitan Washington, D.C. area primarily through its commercial banking subsidiaries and, to a lesser extent, through its other subsidiaries. BB&T's subsidiaries provide a full range of traditional commercial banking services and additional services including investment brokerage, investment banking, trust services, agency insurance, credit-related insurance and leasing.

Use of Estimates in the Preparation of Financial Statements

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

  Cash and cash equivalents include cash and due from banks, interest-bearing bank balances, Federal funds sold and securities purchased under resale agreements or similar arrangements. Generally, both cash and cash equivalents are considered to have maturities of three months or less. Accordingly, the carrying amount of such instruments is considered a reasonable estimate of fair value.

Securities

  BB&T classifies investment securities as held to maturity, available for sale or trading. Debt securities acquired with both the intent and ability to be held to maturity are classified as held to maturity and reported at amortized cost. Gains or losses realized from the sale of securities held to maturity, if any, are determined by specific identification and are included in noninterest income.

  Debt securities, which may be sold to meet liquidity needs arising from unanticipated deposit and loan fluctuations, changes in regulatory capital and investment requirements, or unforeseen changes in market conditions, including interest rates, market values or inflation rates, are classified as available for sale. In addition, all investments in equity securities are classified as available for sale. Securities available for sale are reported at estimated fair value, with unrealized gains and losses reported as a separate component of shareholders' equity, net of deferred income taxes. Gains or losses realized from the sale of securities available for sale are determined by specific identification and are included in noninterest income.

  Trading account securities are primarily held by Scott & Stringfellow, BB&T's investment banking and full-service brokerage subsidiary. Trading account securities are reported on the Consolidated Balance Sheets at fair value. Market adjustments, fees, and gains or losses earned on trading account securities are included in noninterest income. Interest income on trading account securities is included in other interest income. Gains or losses realized from the sale of trading securities are determined by specific identification.

  During 1999 and 1998, BB&T transferred securities with amortized costs of $231.5 million and $114.4 million, respectively, from the held-to-maturity portfolio to the available-for-sale portfolio. These securities were previously classified as held-to-maturity by entities that merged into BB&T under the pooling-of-interests method of accounting. BB&T transferred these amounts pursuant to the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," to conform the combined investment portfolios to BB&T's existing policies.

Loans Held for Sale

  Loans held for sale are reported at the lower of cost or market value on an aggregate loan basis. Gains or losses realized on the sales of loans are recognized at the time of sale and are determined by the difference between the net sales proceeds and the carrying value of the loans sold, adjusted for any servicing asset or liability.

Loans and Leases

  Loans and leases that management has the intent and ability to hold for the foreseeable future are reported at their outstanding principal balances adjusted for any deferred fees or costs and unamortized premiums or discounts. The net amount of nonrefundable loan origination fees, commitment fees and certain direct costs associated with the lending process are deferred and amortized to interest income over the contractual lives of the loans using methods which approximate level-yield, with adjustments for prepayments as they occur. If the loan commitment expires unexercised, the income is recognized upon expiration of the commitment. Discounts and premiums are amortized to interest income over the estimated life of the loans using methods that approximate level-yield.

  Commercial loans and substantially all installment loans accrue interest on the unpaid balance of the loans. Lease receivables consist primarily of direct financing leases on rolling stock, equipment and real property. Lease receivables are stated at the total amount of lease payments receivable plus guaranteed residual values, less unearned income. Recognition of income over the lives of the lease contracts approximates the level-yield method.

  As of January 1, 1995, BB&T adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," which was amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-Income

Recognition and Disclosures." SFAS No. 114, as amended, requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral-dependent. A loan is impaired when, based on current information and events, it is probable that BB&T will be unable to collect all amounts due according to the contractual terms of the loan agreement. When the fair value of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through a valuation allowance.

  It is BB&T's policy to classify and disclose all commercial loans greater than $250,000 that are on nonaccrual status as impaired loans. Substantially all other loans made by BB&T are excluded from the scope of SFAS No. 114 as they are comprised of large groups of smaller balance homogeneous loans (residential mortgage and consumer installment) that are collectively evaluated for impairment.

Allowance for Loan and Lease Losses

  The allowance for loan and lease losses is the estimated amount considered adequate to cover credit losses inherent in the outstanding loan and lease portfolio at the balance sheet date. The allowance is established through the provision for loan and lease losses, which is reflected in the Consolidated Statements of Income.

  The allowance is composed of general reserves, specific reserves and an unallocated reserve. General reserves for commercial loans are determined by applying loss percentages to the portfolio based on management's evaluation and "risk grading" of the commercial loan portfolio. General reserves are provided for noncommercial loan categories based on a three-year weighted average of actual loss experience, which is applied to the total outstanding loan balance of each loan category. Specific reserves are provided on all commercial loans that are classified in the Special Mention, Substandard or Doubtful risk grades. The specific reserves are determined on a loan-by-loan basis based on management's evaluation of BB&T's exposure for each credit, given the current payment status of the loan and the value of any underlying collateral. Commercial loans for which a specific reserve is provided are excluded from the calculations of general reserves. The allowance calculation also incorporates specific reserves based on the results of measuring impaired loans as required by SFAS No. 114, as described above.

  The unallocated reserve consists of an amount deemed appropriate to cover the elements of imprecision and estimation risk inherent in the general and specific reserves and an amount determined based on management's evaluation of various conditions that are not directly measured by any other component of the allowance. This evaluation includes general economic and business conditions affecting key lending areas, credit quality trends, collateral values, loan volumes and concentrations, seasoning of the loan portfolio, the findings of BB&T's internal credit examiners and results from external bank regulatory examinations.

  While management uses the best information available to establish the allowance for loan and lease losses, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the valuations or, if required by regulators, based upon information available to them at the time of their examinations. Such adjustments to original estimates, as necessary, are made in the period in which these factors and other relevant considerations indicate that loss levels may vary from previous estimates.

Nonperforming Assets

  Nonperforming assets include loans and leases on which interest is not being accrued and foreclosed property. Foreclosed property consists of real estate and other assets acquired through customers' loan defaults. Commercial and unsecured consumer loans and leases are generally placed on nonaccrual status when concern exists that principal or interest is not fully collectible, or when any portion of principal or interest becomes 90 days past due, whichever occurs first. Mortgage loans and most other consumer loans past due 90 days or more may remain on accrual status if management determines that concern over the collectibility of principal and interest is not significant. When loans are placed on nonaccrual status, interest receivable is reversed against interest income in the current period. Interest payments received thereafter are applied as a reduction to the remaining principal balance as long as concern exists as to the ultimate collection of the principal. Loans and leases are removed from nonaccrual status when they become current as to both principal and interest and when concern no longer exists as to the collectibility of principal or interest.

  Assets acquired as a result of foreclosure are carried at the lower of cost or fair value less estimated selling costs. Cost is determined based on the sum of unpaid principal, accrued but unpaid interest and acquisition costs associated with the loan. Any excess of unpaid principal over fair value at the time of foreclosure is charged to the allowance for loan and lease losses. Generally, such properties are appraised annually and the carrying value, if greater than the fair value, less selling costs, is adjusted with a charge to income. Routine maintenance costs, declines in market value and net losses on disposal are included in other noninterest expense.

Premises and Equipment

  Premises, equipment, capital leases and leasehold improvements are stated at cost less accumulated depreciation or amortization. Depreciation is computed principally using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized on a straight-line basis over the lesser of the lease terms or the estimated useful lives of the improvements. Capitalized leases are amortized by the same methods as premises and equipment over the estimated useful lives of the leased asset or the lease term, whichever is less. Obligations under capital leases are amortized using the interest method to allocate payments between principal reduction and interest expense.

Income Taxes

  The provision for income taxes is based upon income for financial statement purposes, adjusted for nontaxable income and nondeductible expenses. Deferred income taxes have been provided when different accounting methods have been used in determining income for income tax purposes and for financial reporting purposes. Deferred tax assets and liabilities are recognized based on future tax consequences of the differences arising from their carrying values and respective tax bases. In the event of changes in the tax laws, deferred tax assets and liabilities are adjusted in the period of the enactment of those changes, with effects included in the income tax provision. BB&T and its subsidiaries file a consolidated Federal income tax return. Each subsidiary pays its proportional share of Federal income taxes to BB&T based on its taxable income. Institutions acquired during the current fiscal year file separate Federal income tax returns for the periods prior to consummation of the acquisitions.

Derivatives and Off-Balance Sheet Instruments

  BB&T utilizes a variety of derivative financial instruments to manage various financial risks. These instruments include financial forward and futures contracts, options written and purchased, interest rate caps and floors and interest rate swaps. Management accounts for these financial instruments as hedges when the following conditions are met: (1) the specific assets, liabilities, firm commitments or anticipated transactions (or an identifiable group of essentially similar items) to be hedged expose BB&T to interest rate risk or price risk; (2) the financial instrument reduces that exposure; (3) the financial instrument is designated as a hedge at inception; and (4) at the inception of the hedge and throughout the hedge period, there is a high correlation of changes in the fair value or the net interest income associated with the financial instrument and the hedged items.

  The net interest payable or receivable on interest rate swaps, caps and floors that are designated as hedges is accrued and recognized as an adjustment to the interest income or expense of the related asset or liability. For interest rate forwards, futures and options qualifying as a hedge, gains and losses are deferred and are recognized in income as an adjustment of yield. Gains and losses from early terminations of derivatives are deferred and amortized as yield adjustments over the shorter of the remaining term of the hedged asset or liability or the remaining term of the derivative instrument. Upon disposition or settlement of the asset or liability being hedged, deferral accounting is discontinued and any gains or losses are recognized in income. Derivative financial instruments that fail to qualify as a hedge are carried at fair value with gains and losses recognized in current earnings.

  BB&T utilizes written covered over-the-counter call options on specific securities in the available-for-sale securities portfolio in order to enhance returns. Fees received are deferred and recognized in noninterest income upon exercise or expiration. Written options are carried at estimated fair value. Unrealized and realized gains and losses on written call options are included in the Consolidated Statements of Income as securities gains and losses.

  BB&T also utilizes over-the-counter purchased put options and net purchased put options (combination of purchased put option and written call option) in its mortgage banking activities. These options are used to hedge the mortgage loan inventory and applications and mortgage loans in process against increasing interest rates. Written call options are used in tandem with purchased put options to create a net purchased put option that reduces the cost of the hedge. Net unrealized gains and losses on purchased put options and net purchased put options are included with loans held for sale at the lower of cost or market on an aggregate basis. Realized gains and losses on purchased put options and net purchased put options are included in mortgage banking income.

Per Share Data

  Effective December 31, 1997, BB&T adopted the provisions of SFAS No. 128, "Earnings Per Share." This statement established standards for computing and presenting earnings per share ("EPS") and simplifies the standards for computation previously found in Accounting Principles Board ("APB") Opinion No. 15, "Earnings Per Share," making them more comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS and requires dual presentation of basic and diluted EPS (which replaces the former fully diluted EPS) for all entities with complex capital structures. The EPS information reported herein reflects the implementation of SFAS No. 128. Prior periods have been restated to include the provisions of the statement.

  Basic net income per common share has been computed by dividing net income applicable to common shares by the weighted average number of shares of common stock outstanding during the years presented.

  Diluted net income per common share has been computed by dividing net income, as adjusted for the interest expense related to convertible debt where applicable, by the weighted average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding. Restricted stock grants are considered as issued for purposes of calculating net income per share.

  Weighted average numbers of shares were as follows:

                                                1999        1998        1997
                                             ----------- ----------- -----------
   Basic.................................... 344,598,850 340,318,947 339,171,828
   Dilute................................... 350,797,867 347,357,057 345,404,456

  On June 23, 1998, BB&T's Board of Directors approved a 2-for-1 stock split in the Corporation's common stock effected in the form of a 100% stock dividend paid August 3, 1998. All per share amounts presented herein and the weighted average shares reflected above have been restated as appropriate to retroactively reflect the stock split.

Intangible Assets

  BB&T's intangible assets consist of the cost in excess of the fair value of net assets acquired in transactions accounted for as purchases (goodwill), premiums paid for acquisitions of deposits (core deposit intangibles) and other identifiable intangible assets. Such assets are included in other assets in the Consolidated Balance Sheets, and are being amortized on straight-line or accelerated bases over periods ranging from 5 to 25 years. At December 31, 1999, BB&T had $632.1 million in unamortized goodwill and $11.9 million in unamortized core deposit and other intangibles. Negative goodwill is created when the fair value of the net assets purchased exceeds the purchase price. Such balances are included in other liabilities in the Consolidated Balance Sheets and are being amortized over periods ranging from 10 to 15 years. At December 31, 1999, BB&T had negative goodwill totaling $20.5 million, net of accumulated amortization.

Mortgage Servicing Rights

  In May 1995, the FASB issued SFAS No. 122, "Accounting for Mortgage Servicing Rights," which amends SFAS No. 65, "Accounting for Certain Mortgage Banking Activities." This statement was superseded by SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which BB&T adopted on January 1, 1997. SFAS No. 122, as superseded by SFAS No. 125, requires that mortgage banking enterprises recognize, as separate assets, rights to service mortgage loans for others, however those servicing rights are acquired. Amounts paid to acquire the right to service mortgage loans are capitalized and amortized over the estimated lives of the loans to which they relate. BB&T also capitalizes servicing rights on loans originated internally as required under the statement. SFAS No. 122 further requires mortgage banking enterprises to assess their capitalized mortgage servicing rights for impairment based on the fair value of those rights. At December 31, 1999, BB&T had capitalized mortgage servicing rights totaling $185.6 million. Income from mortgage servicing fees is reflected as mortgage banking income on the Consolidated Statements of Income.

Changes in Accounting Principles and Effects of New Accounting Pronouncements

  In June of 1996, the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which provides accounting and reporting standards for such transactions based on consistent application of a financial components approach. This approach recognizes the financial and servicing assets an entity controls and the liabilities it has incurred, as well as derecognizes financial assets when control has been surrendered and liabilities when they are extinguished. The statement requires that liabilities and derivatives incurred or obtained by transferors as part of a transfer of financial assets be initially measured at fair value, if practicable. It also requires that servicing assets and other retained interests in the transferred assets be measured by allocating the previous carrying amount between the assets sold, if any, and retained interests, if any, based on their relative fair values at the date of transfer. In December 1996, the FASB issued SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125." This statement allows the implementation of certain provisions of SFAS No. 125 to be deferred for one year. BB&T adopted SFAS No. 125, as amended by SFAS No. 127, effective January 1, 1997. The adoption of these statements did not have a material impact on BB&T's consolidated financial position or consolidated results of operations.

  In February of 1997, the FASB issued SFAS No. 128, "Earnings Per Share," as discussed above. The statement was effective for financial statements issued for periods ending after December 15, 1997, including interim periods, and requires restatement of all prior periods presented. Accordingly, BB&T adopted the provisions of the statement effective December 31, 1997, including retroactive restatement of prior periods. The implementation of the statement did not have a material impact on BB&T's consolidated financial position or consolidated results of operations.

  In February of 1997, the FASB issued SFAS No. 129, "Disclosure of Information about Capital Structure," which establishes standards for disclosing information about an entity's capital structure by continuing and amending existing standards. The statement was effective for financial statements for periods ending after December 15, 1997. Management determined that BB&T was and is in compliance with the disclosure requirements of SFAS No. 129, and, therefore, the implementation of the statement did not affect the capital structure disclosures made by BB&T.

  In June of 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and displaying comprehensive income (revenues, expenses, gains and losses) in a full set of general purpose financial statements. Comprehensive income is the nonshareholder-related change in equity (net assets) of a company during a period from transactions and other events. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997, including interim periods, and requires restatement of all prior periods presented. BB&T adopted the provisions of the statement effective January 1, 1998, including retroactive application to prior periods. The standard does not address issues of recognition or measurement of comprehensive income; therefore, the implementation of the statement did not have a material impact on BB&T's consolidated financial position or consolidated results of operations.

  In June of 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which establishes standards for the way that business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. BB&T adopted the provisions of the statement effective December 31, 1998. The standard does not address issues of recognition or measurement and, therefore, the implementation of the statement did not have an impact on the consolidated financial position or consolidated results of operations of BB&T. See Note S. in the "Notes to Consolidated Financial Statements" for disclosures related to the implementation of this statement.

  In March of 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," which revises the disclosure requirements for pensions and other postretirement benefit plans. BB&T adopted the provisions of this statement effective December 31, 1998, including restatement of all prior periods presented. The statement does not address issues of recognition or measurement and, therefore, the implementation of the statement did not have an impact on BB&T's consolidated financial position or consolidated results of operations. See Note L. in the "Notes to Consolidated Financial Statements" for disclosures related to the implementation of this statement.

  During the first quarter of 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") No. 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 requires capitalization of computer software costs that meet certain criteria. BB&T adopted the provisions of this statement effective January 1, 1999. This implementation of the SOP did not have a material effect on BB&T's consolidated financial position or consolidated results of operations.

  In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133," which delays the original effective date of SFAS No. 133 until fiscal years beginning after June 15, 2000. Management has not yet quantified the impact of adopting SFAS No. 133 and has not determined the timing of or method of adoption of the statement. However, management does not anticipate that the implementation of the statement will have a material effect on BB&T's consolidated financial position or consolidated results of operations.

  During the second quarter of 1998, the American Institute of Certified Public Accountants issued SOP 98-5, "Accounting for Start-up Costs." SOP 98-5 provides guidance on the financial reporting of start-up costs and organization costs and requires start-up costs to be expensed as incurred. BB&T adopted the provisions of the SOP effective January 1, 1999. The adoption of the statement did not have a material impact on BB&T's consolidated financial position or consolidated results of operations.

  During October 1998, the FASB issued SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise." The statement amends SFAS No. 65, "Accounting for Certain Mortgage Banking Activities." BB&T adopted the provisions of the statement effective January 1, 1999. The implementation of the statement did not have a material impact on BB&T's consolidated financial position or consolidated results of operations.

Supplemental Disclosures of Cash Flow Information

  As referenced in the Consolidated Statements of Cash Flows, BB&T acquired assets and assumed liabilities in transactions accounted for under the purchase method of accounting. The fair values of these assets acquired and liabilities assumed, at acquisition, were as follows:

                                                1999       1998       1997
                                              ---------  ---------  ---------
                                                 (Dollars in thousands)
   Fair Value of Net Assets acquired......... $ 101,722  $ 116,701  $ 138,029
   Purchase Price............................  (288,984)  (310,618)  (287,031)
                                              ---------  ---------  ---------
   Excess of Purchase Price over Net Assets
    acquired................................. $(187,262) $(193,917) $(149,002)
                                              ---------  ---------  ---------

Income and Expense Recognition

  Items of income and expense are recognized using the accrual basis of accounting, except for some immaterial amounts that are recognized when received or paid.

NOTE B. Acquisitions and Mergers

Purchase Transactions

  On March 1, 1997, BB&T completed its acquisition of Fidelity Financial Bankshares Corporation ("Fidelity") of Richmond, Virginia, in a transaction accounted for as a purchase. BB&T issued 3.2 million shares for all of the shares of Fidelity's common stock outstanding. In conjunction with the acquisition, BB&T recorded $37.9 million in goodwill, which is being amortized using the straight-line method over 15 years.

  On March 31, 1997, First Citizens Corporation ("First Citizens"), which merged into BB&T on July 9, 1999, acquired Tara Bankshares Corporation ("Tara"). To consummate the acquisition, First Citizens issued common stock that was later converted to approximately 239,000 shares of common stock, and paid $5.1 million in cash. As a result of the acquisition, goodwill totaling $2.2 million was recorded and is being amortized using the straight-line method over 20 years.

  On May 20, 1997, BB&T purchased Phillips Factors Corporation ("Phillips") and its subsidiaries, Phillips Financial Corporation and Phillips Acceptance Corporation, all of High Point, North Carolina. Phillips purchases and manages receivables in the temporary staffing industry nationwide. It also provides payroll processing services to that industry. Phillips also buys and manages account receivables primarily in the furniture, textiles and home furnishings-related industries. In conjunction with the acquisition, BB&T recorded $11.1 million of goodwill, which is being amortized using the straight-line method over 15 years.

  On July 31, 1997, BB&T completed its acquisition of Refloat, Inc. of Mount Airy, North Carolina, and its principal subsidiary, Sheffield Financial Corp. (collectively, "Refloat"), a finance company that specializes in loans to small commercial lawn care businesses across the country. The acquisition, which was completed through the issuance of 750,000 shares of common stock, was accounted for as a purchase. BB&T recorded $3.0 million of goodwill, which is being amortized using the straight-line method over 15 years, in conjunction with this transaction.

  On October 1, 1997, BB&T completed its acquisition of Craigie Incorporated ("Craigie"), an investment banking firm located in Richmond, Virginia. Craigie specializes in the origination, trading and distribution of fixed-income securities and equity products in both the public and private capital markets. Craigie also has a public finance department that provides investment banking services, financial advisory services and municipal bond financing to a variety of regional tax-exempt issuers. The acquisition, which was accounted for as a purchase, was accomplished through the issuance of approximately 926,000 shares of BB&T's common stock. In conjunction with the acquisition, BB&T recorded $6.8 million of goodwill, which is being amortized using the straight-line method over a period of 25 years.

  On December 1, 1997, BB&T completed its acquisition of Virginia First Financial Corporation of Petersburg, Virginia ("Virginia First"), a financial institution with $822.9 million in assets at the time the merger was consummated. The merger, which was accounted for under the purchase method of accounting, was effected through the issuance of 3.8 million shares of BB&T's common stock and the payment of $44.8 million. In conjunction with the acquisition, BB&T recorded $89.5 million in goodwill, which is being amortized using the straight-line method over a period of 15 years.

  On February 11, 1998, Mason-Dixon Bancshares, Inc. ("Mason-Dixon"), which merged into BB&T on July 14, 1999, acquired substantially all of the assets of Rose Shanis Companies ("Rose Shanis"), a consumer finance company located in Baltimore, Maryland. Mason-Dixon paid cash totaling $15.4 million to acquire Rose Shanis. In conjunction with the merger, goodwill totaling $5.5 million was recorded and is being amortized using the straight-line method over 10 years.

  On February 28, 1998, MainStreet Financial Corporation ("MainStreet"), which merged into BB&T on March 5, 1999, completed the acquisition of Tysons Financial Corporation ("Tysons") of McLean, Virginia. Tysons, with $102.1 million in assets, was acquired through the issuance of MainStreet common stock, which was later converted to 721,187 shares of BB&T common stock. In conjunction with the acquisition, $9.3 million in goodwill was recorded and is being amortized using the straight-line method over a period of 15 years.

  On June 18, 1998, BB&T completed the acquisition of Dealers' Credit Inc. ("DCI"), of Menomonee Falls, Wisconsin. DCI specializes in extending credit to commercial, agricultural, municipal and consumer users for the purchase of lawn care equipment. In conjunction with the transaction, BB&T recorded $9.5 million of goodwill, which is being amortized using the straight-line method over 15 years.

  On June 30, 1998, BB&T completed its acquisition of W.E. Stanley & Company Inc., and its subsidiaries, (collectively, "Stanley"), located in Greensboro, North Carolina. Stanley, the largest actuarial, consulting and administration firm headquartered in the Carolinas, primarily manages retirement plans for companies and has more than 700 clients located mostly in the Carolinas, Virginia, Maryland and Tennessee. In conjunction with the acquisition, BB&T recorded $10.3 million of goodwill, which is being amortized using the straight-line method over 15 years.

  On September 30, 1998, BB&T completed its acquisition of Maryland Federal Bancorp, Inc. ("Maryland Federal") located in Hyattsville, Maryland. In conjunction with the merger, BB&T issued 8.7 million shares of BB&T common stock in exchange for all of the outstanding shares of Maryland Federal common stock. BB&T recorded $158.8 million of goodwill, which is being amortized using the straight-line method over a period of 15 years.

  On January 5, 1999, Mason-Dixon, which merged into BB&T on July 14, 1999, completed its acquisition of Sterling Bancorp, a privately held commercial bank headquartered in Baltimore, Maryland. Mason-Dixon paid $10.3 million in cash to acquire Sterling Bancorp. In conjunction with the acquisition, $3.7 million in goodwill was recorded and is being amortized using the straight-line method over 15 years.

  On March 26, 1999, BB&T completed its acquisition of Scott & Stringfellow Financial, Inc. ("Scott & Stringfellow"), an investment banking firm based in Richmond, Virginia. The transaction was accounted for as a purchase. In conjunction with the acquisition, BB&T issued 3.6 million shares of BB&T common stock in exchange for all of the outstanding shares of Scott & Stringfellow common stock. BB&T recorded goodwill totaling $72.8 million, which is being amortized using the straight-line method over a period of 15 years.

  On August 27, 1999, BB&T completed its acquisition of Matewan BancShares, Inc. ("Matewan") of Williamson, West Virginia. In conjunction with the merger, BB&T issued 3.2 million shares of common stock in exchange for all of the outstanding shares of Matewan common and preferred stock. As a result of the acquisition, BB&T recorded $92.8 million of goodwill, which is being amortized using the straight-line method over a period of 15 years.

  On November 5, 1999, Premier Bancshares, Inc., ("Premier") of Atlanta, Georgia, which merged into BB&T on January 13, 2000, completed the acquisition of Farmers & Merchants Bank ("Farmers and Merchants") of Summerville, Georgia. The transaction was accounted for as a purchase. To complete the acquisition, Premier issued common stock, which later converted into approximately 1.5 million shares of BB&T common stock, in exchange for all of Farmers and Merchants.

  The above-discussed acquisitions were accounted for under the purchase method of accounting, and, therefore, the financial information contained herein includes data relevant to the acquirees since the date of acquisition. The following unaudited presentation reflects key line items on a Pro Forma basis as if these purchase transactions had been acquired as of the beginning of the years presented:

                                                            For the Years Ended
                                                            --------------------
                                                              1999       1998
                                                            --------- ----------
                                                                (Dollars in
                                                             thousands, except
                                                              per share data)
   Total revenues.......................................... 2,502,154 $2,285,050
                                                            ========= ==========
   Net income..............................................   606,507 $  561,643
                                                            ========= ==========
   Basic EPS...............................................      1.76 $     1.63
                                                            ========= ==========
   Diluted EPS.............................................      1.73 $     1.60
                                                            ========= ==========

  Under the provisions of SFAS No. 38, "Accounting for Preacquisition Contingencies of Purchase Enterprises," BB&T typically provides an allocation period, not to exceed one year, to identify and quantify the assets acquired and liabilities assumed in business combinations accounted for as purchases. Management currently does not anticipate any material adjustments to the assigned values of the assets and liabilities of acquired companies.

Pooling of Interests Transactions

  On July 1, 1997, BB&T completed its merger with United Carolina Bancshares Corporation ("UCB") of Whiteville, North Carolina, in a stock transaction accounted for as a pooling of interests. To consummate the merger, BB&T issued
55.4 million shares of common stock in exchange for all of the shares of UCB common stock outstanding.

  On December 1, 1997, MainStreet, which merged into BB&T on March 5, 1999, completed its merger with Commerce Bank Corporation ("Commerce") in a transaction accounted for as a pooling of interests. In conjunction with the merger, MainStreet issued common stock that was later converted into approximately 676,000 shares of BB&T common stock in exchange for all of the outstanding common stock of Commerce.

  On March 1, 1998, BB&T completed its merger with Life Bancorp, Inc. ("Life") of Norfolk, Virginia. The transaction was accounted for as a pooling of interests. In conjunction with the merger, BB&T issued 11.6 million shares of common stock in exchange for all of the shares of Life common stock outstanding.

  On March 10, 1998, MainStreet, which merged into BB&T on March 5, 1999, completed its merger with Regency Financial Shares, Incorporated ("Regency") of Richmond, Virginia, in a transaction accounted for as a pooling of interests. In conjunction with the merger, MainStreet issued common stock that was later converted into approximately 801,000 shares of BB&T common stock, in exchange for all of the shares of Regency.

  On July 1, 1998, BB&T completed its merger with Franklin Bancorporation Inc. ("Franklin") of Washington, D.C. in a stock transaction accounted for under the pooling-of-interests method of accounting. In conjunction with the merger, BB&T issued 4.9 million shares of common stock in exchange for all of the shares of Franklin common stock outstanding.

  On July 7, 1998, MainStreet, which merged into BB&T on March 5, 1999, completed a merger with Ballston Bancorp, Inc. ("Ballston") of Washington, D.C., in a transaction accounted for as a pooling of interests. In conjunction with the merger, MainStreet issued common stock, which was later converted into approximately 824,000 shares of BB&T common stock, in exchange for all of the outstanding common stock of Ballston.

  On March 5, 1999, BB&T completed a merger with MainStreet, based in Martinsville, Virginia. The transaction was accounted for as a pooling of interests. BB&T issued approximately 16.8 million shares of BB&T common stock in exchange for all of the outstanding shares of MainStreet.

  On April 1, 1999, First Liberty Financial Corporation ("First Liberty"), which merged into BB&T on November 10, 1999, completed a merger with Vidalia Bankshares, Inc. ("Vidalia"), based in Vidalia, Georgia. The transaction was accounted for as a pooling of interests. First Liberty issued common stock, which was later converted into approximately 568,000 shares of BB&T common stock, in exchange for all of the outstanding shares of Vidalia.

  On July 9, 1999, BB&T completed its merger with First Citizens, of Newnan, Georgia. The transaction was accounted for as a pooling of interests. BB&T issued approximately 3.2 million shares of common stock in exchange for all of the outstanding shares of First Citizens.

  On July 14, 1999, BB&T completed its merger with Mason-Dixon of Westminster, Maryland. The transaction was accounted for as a pooling of interests. BB&T issued approximately 6.6 million shares of BB&T common stock in exchange for all of the outstanding shares of Mason-Dixon.

  On August 31, 1999, Premier, which merged into BB&T on January 13, 2000, completed a merger with North Fulton Bancshares, Inc. ("North Fulton") of Roswell, Georgia. The transaction was accounted for as a pooling of interests. In conjunction with the merger, Premier issued common stock, which later converted into approximately 943,000 shares of BB&T common stock, in exchange for all of the common stock of North Fulton.

  On October 27, 1999, Premier, which merged into BB&T on January 13, 2000, completed a merger with Bank Atlanta, located in Decatur, Georgia. The transaction was accounted for as a pooling of interests. To consummate the transaction, Premier issued common stock, which later converted into approximately 527,000 shares of BB&T common stock, in exchange for all of the common stock of Bank Atlanta.

  On November 10, 1999, BB&T completed its merger with First Liberty of Macon, Georgia. In conjunction with the transaction, which was accounted for as a pooling of interests, BB&T issued 12.4 million shares of BB&T common stock in exchange for all of the outstanding shares of First Liberty common stock.

  On January 13, 2000, BB&T completed its merger with Premier. In connection with the merger, which was accounted for as a pooling of interests, BB&T issued 16.8 million shares of BB&T common stock in exchange for all of the outstanding shares of Premier common stock.

  The following presentation reflects key line items on an historical basis for BB&T and Premier on a pro forma combined basis assuming the merger was effective as of and for the periods presented.

                                                Historical Basis
                                             ----------------------    BB&T
                                                BB&T      Premier    restated
                                             ----------- ---------- -----------
                                             (Dollars in thousands, except per
                                                        share data)
As of/For the Year Ended December 31, 1999
Net interest income......................... $ 1,581,715 $   76,367 $ 1,658,082
Net income..................................     612,847      1,513     614,360
Net earnings per share
  Basic.....................................        1.86        .05        1.78
  Diluted...................................        1.83        .05        1.75
Assets......................................  43,480,996  1,998,060  45,479,056
Deposits....................................  27,251,142  1,540,432  28,791,574
Shareholders' equity........................   3,199,159    197,252   3,396,411
As of/For the Year Ended December 31, 1998
Net interest income......................... $ 1,426,653 $   70,834 $ 1,497,487
Net income..................................     543,211     23,737     566,948
Net earnings per share
  Basic.....................................        1.67        .84        1.67
  Diluted...................................        1.63        .81        1.63
Assets......................................  39,470,135  1,773,614  41,243,749
Deposits....................................  26,449,632  1,393,354  27,842,986
Shareholders' equity........................   3,171,145    155,457   3,326,602

Pending Mergers

  On November 17, 1999, BB&T announced plans to merge with Hardwick Holding Company ("Hardwick") of Dalton, Georgia. For each share of Hardwick common stock held, Hardwick's shareholders will receive between .9010 and .9320 shares of BB&T common stock depending on the average closing price of BB&T common stock over a five-day pricing period ending shortly before the effective time of the merger. The transaction is expected to be completed during the second quarter of 2000 and accounted for as a pooling of interests.

  On December 15, 1999, BB&T announced plans to merge with First Banking Company of Southeast Georgia ("First Banking Company") of Statesboro, Georgia. First Banking Company's shareholders will receive .74 shares of BB&T common stock for each share of First Banking Company common stock held. The transaction is expected to be completed during the second quarter of 2000 and accounted for as a pooling of interests.

  On February 7, 2000, BB&T announced plans to merge with One Valley Bancorp, Inc. ("One Valley") of Charleston, West Virginia. The acquisition, which is expected to be completed in the third quarter of 2000, is expected to be accounted for as a pooling of interests. One Valley, which has $6.6 billion in assets, operates 123 branches in West Virginia and Virginia. Shareholders of One Valley will receive 1.28 shares of BB&T common stock in exchange for each share of One Valley common stock held.

NOTE C. Securities

The amortized costs and approximate fair values of securities held to maturity and available for sale were as follows:

                                     December 31, 1999                        December 31, 1998
                          ---------------------------------------- ---------------------------------------
                                      Gross Unrealized                        Gross Unrealized
                           Amortized  ----------------  Estimated  Amortized  ----------------  Estimated
                             Cost      Gains   Losses  Fair Value     Cost     Gains   Losses  Fair Value
                          ----------- ------- -------- ----------- ---------- -------- ------- -----------
                                                       (Dollars in thousands)
Securities held to
 maturity:
 U.S. Treasury,
  government and agency
  obligations...........  $    23,117 $     1 $      6 $    23,112 $   59,656 $    345 $     2 $    59,999
 Mortgage-backed
  securities............           --      --       --          --     71,663      953     351      72,265
 States and political
  subdivisions..........       74,005     974       21      74,958    235,233    7,232     332     242,133
 Other securities.......           --      --       --          --      6,920      215      --       7,135
                          ----------- ------- -------- ----------- ---------- -------- ------- -----------
 Total securities held
  to maturity...........       97,122     975       27      98,070    373,472    8,745     685     381,532
                          ----------- ------- -------- ----------- ---------- -------- ------- -----------
Securities available for
 sale:
 U.S. Treasury,
  government and agency
  obligations...........    4,823,699   1,548  142,431   4,682,816  3,889,739   57,750   2,961   3,944,528
 Mortgage-backed
  securities............    3,997,383   3,970  114,707   3,886,646  4,214,175   42,146  12,978   4,243,343
 Equity and other
  securities............    1,809,842     120  176,247   1,633,715  1,264,984   22,081   3,698   1,283,367
 States and political
  subdivisions..........      589,836   8,467   30,233     568,070    184,390    3,951     246     188,095
                          ----------- ------- -------- ----------- ---------- -------- ------- -----------
 Total securities
  available for sale....   11,220,760  14,105  463,618  10,771,247  9,553,288  125,928  19,883   9,659,333
                          ----------- ------- -------- ----------- ---------- -------- ------- -----------
 Total securities.......  $11,317,882 $15,080 $463,645 $10,869,317 $9,926,760 $134,673 $20,568 $10,040,865
                          =========== ======= ======== =========== ========== ======== ======= ===========

  Securities with a book value of approximately $5.6 billion and $5.3 billion at December 31, 1999 and 1998, respectively, were pledged to secure municipal deposits, securities sold under agreements to repurchase, Federal Reserve discount window borrowings and for other purposes as required by law.

  At December 31, 1999 and 1998, there were no concentrations of investments in obligations of states and political subdivisions that were payable from the same taxing authority or secured by the same revenue source that exceeded ten percent of shareholders' equity. Trading securities totaling $93.2 million are excluded from the accompanying tables.

  Proceeds from sales of securities during 1999, 1998 and 1997 were $774.1 million, $1.6 billion and $1.9 billion, respectively. Gross gains of $3.6 million, $14.8 million and $8.7 million and gross losses of $8.8 million, $6.0 million and $3.9 million were realized on those sales in 1999, 1998 and 1997, respectively.

  The amortized cost and estimated fair value of the securities portfolio at December 31, 1999, by contractual maturity, are shown in the accompanying table. The expected life of mortgage-backed securities will differ from contractual maturities because borrowers may have the right to call or prepay the underlying mortgage loans with or without call or prepayment penalties. For purposes of the maturity table, mortgage-backed securities, which are not due at a single maturity date, have been allocated over maturity groupings based on the weighted average contractual maturities of underlying collateral.

                                                 December 31, 1999
                                     ------------------------------------------
                                       Held to Maturity    Available for Sale
                                     -------------------- ---------------------
                                     Amortized Estimated  Amortized  Estimated
                                       Cost    Fair Value    Cost    Fair Value
                                     --------- ---------- ---------- ----------
                                               (Dollars in thousands)
Debt Securities:
  Due in one year or less...........  $45,906   $45,994   $1,007,213 $1,005,736
  Due after one year through five
   years............................   46,871    47,548    3,008,711  2,934,141
  Due after five years through ten
   years............................    2,151     2,194    1,691,354  1,625,441
  Due after ten years...............    2,194     2,334    4,255,102  3,947,491
                                      -------   -------   ---------- ----------
    Total debt securities...........  $97,122   $98,070   $9,962,380 $9,512,809
                                      =======   =======   ========== ==========

NOTE D. Loans and Leases

  Loans and leases were composed of the following:

                                        December 31,
                                   ------------------------
                                      1999         1998
                                   -----------  -----------
                                   (Dollars in thousands)
   Loans:
     Commercial, financial and
      agricultural...............  $ 4,808,742  $ 4,465,713
     Real estate--construction
      and land development.......    3,672,191    2,803,085
     Real estate--mortgage.......   16,784,223   15,163,133
     Consumer....................    3,745,626    3,322,275
                                   -----------  -----------
       Loans held for
        investment...............   29,010,782   25,754,206
   Leases:.......................    2,605,911    1,620,326
                                   -----------  -----------
       Total loans and leases....   31,616,693   27,374,532
         Less: unearned income...   (1,243,265)    (724,750)
                                   -----------  -----------
         Loans and leases, net of
          unearned income........  $30,373,428  $26,649,782
                                   ===========  ===========

  The net investment in direct financing leases was $1.5 billion and $986.9 million at December 31, 1999 and 1998, respectively. BB&T had loans held for sale at December 31, 1999 and 1998 totaling $363.3 million and $1.3 billion, respectively.

  BB&T had $20.8 billion in loans secured by real estate at December 31, 1999. However, these loans were not concentrated in any specific market or geographic area other than the Banks' primary markets.

  The following table sets forth certain information regarding BB&T's impaired loans as defined under SFAS No. 114.

                                                           December 31,
                                                      ------------------------
                                                         1999         1998
                                                      -----------  -----------
                                                      (Dollars in thousands)
   Total recorded investment--impaired loans........  $    30,669  $    45,824
                                                      -----------  -----------
   Total recorded investment with related valuation
    allowance.......................................       30,669       44,443
   Valuation allowance assigned to impaired loans...       (7,627)      (9,346)
                                                      -----------  -----------
     Net carrying value--impaired loans.............  $    23,042  $    35,097
                                                      ===========  ===========
   Average balance of impaired loans................  $    28,293  $    52,060
                                                      ===========  ===========
   Cash basis interest income recognized on impaired
    loans...........................................  $       506  $       289
                                                      ===========  ===========

  The following table provides an analysis of loans made to directors, executive officers and their interests, which in the aggregate exceeded $60,000 at any time during 1999. All amounts shown represent loans made by BB&T's subsidiary banks in the ordinary course of business at the Banks' normal credit terms, including interest rate and collateralization prevailing at the time for comparable transactions with other persons.

                                                          (Dollars in thousands)
                                                          ----------------------
   Balance, December 31, 1998............................        $203,596
     Additions...........................................          81,581
     Reductions..........................................         (83,464)
                                                                 --------
   Balance, December 31, 1999............................        $201,713
                                                                 ========

NOTE E. Allowance for Loan and Lease Losses

  An analysis of the allowance for loan and lease losses is presented in the following table:

                                           For the Years Ended December 31,
                                           --------------------------------
                                             1999       1998       1997
                                           ---------  ---------  ----------
                                                (Dollars in thousands)
   Beginning Balance.....................  $ 378,531  $ 332,641  $ 290,039
     Provision for losses charged to
      expense............................    104,667    103,148    113,679
     Allowances of purchased companies...     10,392     21,258     17,439
     Loans and leases charged-off........   (112,234)  (104,148)  (111,130)
     Recoveries of previous charge-offs..     29,527     25,568     22,614
                                           ---------  ---------  ---------
       Net loans and leases charged-off..    (82,707)   (78,580)   (88,516)
                                           ---------  ---------  ---------
     Reconciliation of fiscal year of
      merged companies to calander year..        305         64         --
                                           ---------  ---------  ---------
   Ending Balance........................  $ 411,188  $ 378,531  $ 332,641
                                           =========  =========  =========

  At December 31, 1999, 1998 and 1997, loans not currently accruing interest totaled $108.7 million, $110.6 million and $120.1 million, respectively. Loans 90 days or more past due and still accruing interest totaled $54.5 million, $55.0 million and $50.1 million, at December 31, 1999, 1998 and 1997, respectively. The gross interest income that would have been earned during 1999 if the outstanding nonaccrual loans and leases had been current in accordance with the original terms and had been outstanding throughout the period (or since origination, if held for part of the period) was approximately $10.2 million. Foreclosed property totaled $28.5 million, $34.3 million and $43.5 million at December 31, 1999, 1998 and 1997, respectively.

NOTE F. Premises and Equipment

  A summary of premises and equipment is presented in the accompanying table:

                                                               December 31,
                                                            -------------------
                                                               1999      1998
                                                            ---------- --------
                                                                (Dollars in
                                                                thousands)
   Land and land improvements.............................. $  110,401 $100,102
   Buildings and building improvements.....................    431,787  410,141
   Furniture and equipment.................................    480,435  466,595
   Capitalized leases on premises and equipment............      2,965    4,089
                                                            ---------- --------
                                                             1,025,588  980,927
   Less--accumulated depreciation and amortization.........    435,959  421,029
                                                            ---------- --------
     Net premises and equipment............................ $  589,629 $559,898
                                                            ========== ========

  Depreciation expense, which is included in occupancy and equipment expense, was $86.1 million, $75.3 million and $69.0 million in 1999, 1998 and 1997, respectively.

  BB&T has noncancelable leases covering certain premises and equipment. Total rent expense applicable to operating leases was $53.4 million, $34.4 million and $51.2 million for 1999, 1998 and 1997, respectively. Future minimum lease payments for operating and capitalized leases for years subsequent to 1999 are as follows:

                                                                Leases
                                                         ---------------------
                                                         Operating Capitalized
                                                         --------- -----------
                                                              (Dollars in
                                                              thousands)
   Years ended December 31:
     2000............................................... $ 31,404    $  394
     2001...............................................   29,425       394
     2002...............................................   26,588       395
     2003...............................................   23,530       355
     2004...............................................   21,632       303
     2005 and years later...............................  104,235     2,784
                                                         --------    ------
   Total minimum lease payments......................... $236,814     4,625
                                                         ========
   Less--amount representing interest...................              2,129
                                                                     ------
   Present value of net minimum payments on capitalized
    leases (Note I).....................................             $2,496
                                                                     ======

NOTE G. Loan Servicing

  The following is an analysis of capitalized mortgage servicing rights included in other assets in the Consolidated Balance Sheets:

                                                               For the Year
                                                              Ended December
                                                                    31,
                                                             ------------------
                                                               1999      1998
                                                             --------  --------
                                                                (Dollars in
                                                                thousands)
   Balance, January 1,...................................... $115,218  $ 75,471
     Amount capitalized.....................................   78,527    85,113
     Amount sold............................................       --    (1,118)
     Amortization expense...................................  (27,628)  (26,817)
     Change in valuation allowance..........................   19,489   (17,431)
                                                             --------  --------
   Balance, December 31,.................................... $185,606  $115,218
                                                             ========  ========

  Capitalized mortgage servicing rights are being amortized on a disaggregated loan basis using an accelerated method over the estimated life of the underlying loans. The servicing rights portfolio is analyzed each quarter to identify possible impairment using a disaggregated discounted cash flow methodology that is stratified by predominant risk characteristics. These characteristics include stratification based on interest rates in intervals of 150 basis points, type of loan and maturity of loan.

  Following is an analysis of the aggregate changes in the valuation allowance for mortgage servicing rights in 1999 and 1998 including the effects of related hedging instruments:

                                                                 Valuation
                                                               Allowance for
                                                                  Mortgage
                                                              Servicing Rights
                                                              -----------------
                                                                1999     1998
                                                              --------  -------
                                                                (Dollars in
                                                                 thousands)
   Balance, January 1,....................................... $ 21,031  $ 3,600
     Additions...............................................      462   17,704
     Reductions..............................................  (19,951)    (273)
                                                              --------  -------
   Balance, December 31,..................................... $  1,542  $21,031
                                                              ========  =======

  Mortgage loans serviced for others are not included in loans on the accompanying Consolidated Balance Sheets. The unpaid principal balances of mortgage loans serviced for others were $13.9 billion and $11.4 billion at December 31, 1999 and 1998, respectively.

NOTE H. Short-Term Borrowed Funds

  Short-term borrowed funds are summarized as follows:

                                                              December 31,
                                                          ---------------------
                                                             1999       1998
                                                          ---------- ----------
                                                               (Dollars in
                                                               thousands)
   Federal funds purchased............................... $  287,131 $  924,307
   Term Federal funds purchased..........................         --     25,000
   Securities sold under agreements to repurchase........  1,910,524  1,705,519
   Master notes..........................................    698,704    675,141
   U.S. Treasury tax and loan deposit notes payable......  1,205,068    184,222
   Short-term Federal Home Loan Bank advances............    373,544    225,579
   Short-term bank notes.................................  1,645,000     73,181
   Other short-term borrowed funds.......................    960,911    244,827
                                                          ---------- ----------
     Total short-term borrowed funds..................... $7,080,882 $4,057,776
                                                          ========== ==========

  Federal funds purchased represent unsecured borrowings from other banks and generally mature daily. Term Federal funds purchased are identical to Federal funds; however, maturities vary and are greater than one day. Securities sold under agreements to repurchase are borrowings collateralized by securities of the U.S. Government or its agencies and have maturities ranging from one to ninety days. U.S. Treasury tax and loan deposit notes payable are payable upon demand to the U.S. Treasury. Master notes are unsecured, non-negotiable obligations of BB&T (variable rate commercial paper). Short-term Federal Home Loan Bank advances generally mature daily. Short-term bank notes are unsecured borrowings issued by the banking subsidiaries that generally mature in less than one year.

NOTE I. Long-Term Debt

  Long-term debt is summarized as follows:

                                                              December 31,
                                                          ---------------------
                                                             1999       1998
                                                          ---------- ----------
                                                               (Dollars in
                                                               thousands)
Capitalized leases, varying maturities to 2028 with
 rates from 8.11% to 12.65%. Balance represents the
 unamortized amounts due on leases of various
 facilities.............................................  $    2,496 $    3,462
Medium-term bank notes, unsecured, varying maturities to
 2008 with variable rates from 5.279% to 7.48%..........     969,945  1,389,890
Advances from Federal Home Loan Bank, varying maturities
 to 2018 with rates from 1.00% to 8.75%.................   3,562,207  3,059,702
Subordinated Notes, unsecured, dated May 21, 1996, June
 3, 1997 and June 30, 1998 (1); maturing May 23, 2003,
 June 15, 2007 and June 30, 2025; with interest rates of
 7.05%, 7.25% and 6.375%, respectively (2)..............     857,272    859,303
CMO Bonds, secured by investments, dated 1985, callable
 July 1, 2001, with an interest rate of 11.25%..........       8,128     10,558
Corporation-obligated mandatorily redeemable capital
 securities, dated June 15, 1997, maturing June 15,
 2027, with interest at 10.07%; June 15, 1997, maturing
 June 15, 2028, with interest at 8.40%; November 19,
 1997, maturing November 19, 2027, with interest at
 8.90%; and November 30, 1997, maturing December 31,
 2007, with interest at 9.00% (3).......................     117,987    116,750
Other mortgage indebtedness.............................       2,449      6,135
                                                          ---------- ----------
  Total long-term debt..................................  $5,520,484 $5,445,800
                                                          ========== ==========

--------
(1) The $            350 million in subordinated debt, issued June 30, 1998, is mandatorily puttable to BB&T on June 30, 2005, and contains a remarketing option that allows the debt to be reissued by the holder of the option to the stated maturity of June 30, 2025.
(2) Subordinated notes qualify under the risk-based capital guidelines as Tier 2 supplementary capital.
(3)Securities qualify under the risk-based capital guidelines as Tier 1 capital.

  Excluding the capitalized leases set forth in Note F, future debt maturities are $1.1 billion, $554.1 million, $75.7 million, $293.4 million and $.5 million for the next five years. The maturities for 2005 and later years total $3.5 billion.

NOTE J. Shareholders' Equity

  The authorized capital stock of BB&T consists of 500,000,000 shares of common stock, $5 par value, and 5,000,000 shares of preferred stock, $5 par value. At December 31, 1999, 347,906,156 shares of common stock and no shares of preferred stock were issued and outstanding.

Stock Option Plans

  At December 31, 1999, BB&T had the following stock-based compensation plans: the 1994 and 1995 Omnibus Stock Incentive Plans ("Omnibus Plans"), the Incentive Stock Option Plan ("ISOP"), the Non-Qualified Stock Option Plan ("NQSOP") and the Non-Employee Directors' Stock Option Plan ("Directors' Plan"), which are described below. BB&T accounts for these plans under APB Opinion No. 25, under which no compensation cost has been recognized. Had compensation cost for these plans been determined based on the fair value at the grant dates for awards under those plans granted after December 31, 1994, consistent with the method described by SFAS No. 123, BB&T's pro forma net income and pro forma earnings per share would have been as follows:

                                                        For the Years Ended
                                                            December 31,
                                                     --------------------------
                                                       1999     1998     1997
                                                     -------- -------- --------
                                                       (Dollars in thousands,
                                                       except per share data)
   Net income applicable to common shares:
     As reported.................................... $614,360 $566,948 $426,098
     Pro Forma......................................  596,101  554,227  416,349
   Basic EPS:
     As reported....................................     1.78     1.67     1.26
     Pro Forma......................................     1.73     1.63     1.23
   Diluted EPS:
     As reported....................................     1.75     1.63     1.23
     Pro Forma......................................     1.70     1.60     1.21

  The SFAS No. 123 method of accounting has not been applied to options granted prior to January 1, 1995; therefore, the weighted average fair value of options granted prior to that date has not been calculated. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1999, 1998 and 1997, respectively: dividend yield of 2.5% in 1999, 2.4% in 1998 and 2.7% in 1997; expected volatility of 25% in 1999, 24% in 1998 and 22% in 1997; risk free interest rates of 5.3%, 5.7% and 6.2% for 1999, 1998 and 1997, respectively; and expected lives of 6.0 years, 6.3 years and 6.3 years for 1999, 1998 and 1997, respectively.

  Because the SFAS No. 123 method of accounting has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

  In April, 1994 and February, 1995, the shareholders approved the Omnibus Plans which cover the award of incentive stock options, non-qualified stock options, shares of restricted stock, performance shares and stock appreciation rights. In April 1996, the shareholders approved an amendment to the 1995 Omnibus Plan that increased the maximum number of shares issuable under the terms of the plan, after giving effect to the August 3, 1998, 2-for-1 stock split, to 12,000,000. The provisions of the 1995 Omnibus Plan also provide for an automatic increase in the authorized number of shares issuable, equal to 3% of any increase in the Corporation's outstanding common shares. Including options authorized under these provisions, the maximum number of shares issuable under the plan was 16,601,000 at December 31, 1999. The combined shares issuable under both Omnibus Plans, after giving effect to the 2-for-1 stock split and the automatic increase provided by the terms of the 1995 Omnibus Plan, is 24,601,000 at December 31, 1999. The Omnibus Plans are intended to allow BB&T to recruit and retain employees with ability and initiative and to associate the employees' interests with those of BB&T and its shareholders. At December 31, 1999, 9,448,043 qualified stock options at prices ranging from $4.29 to $51.41 and 3,430,753 non-qualified stock options at prices ranging from $.005 to $56.98 were outstanding. The stock options generally vest over 3 years and have a 10-year term.

  The ISOP and the NQSOP were established to retain key officers and key management employees and to offer them the incentive to use their best efforts on behalf of BB&T. The plans, which expire on December 19, 2000, further provide for up to 2,202,000 shares of common stock to be reserved for the granting of options, which have a four year vesting schedule and must be exercised within ten years from the date granted. Incentive stock options granted must have an exercise price equal to at least 100% of the fair market value of common stock on the date granted, and the non-qualified stock options must have an exercise price equal to at least 85% of the fair market value on the date granted. At December 31, 1999, options to purchase 142,526 shares of common stock at prices ranging from $4.75 to $8.375 were outstanding pursuant to the NQSOP. At December 31,1999, options to purchase 102,546 shares of common stock at an exercise price of $9.8885 were outstanding pursuant to the ISOP.

  The Directors' Stock Option Plan is intended to provide incentives to non-employee directors to remain on the Board of Directors and share in the profitability of BB&T. The plan creates a deferred compensation system for participating non-employee directors. Each non-employee director may elect to defer 0%, 50% or 100% of the annual retainer fee for each calendar year and apply that percentage toward the grant of options to purchase BB&T common stock. Such elections are required to be in writing and are irrevocable for each calendar year. The exercise price at which shares of BB&T common stock may be purchased shall be equal to 75% of the market value of the common stock as of the date of grant. Options are vested in six months and may be exercised anytime thereafter until the expiration date, which is 10 years from the date of grant. The Directors' Plan provides for the reservation of up to 1,800,000 shares of BB&T common stock. At December 31, 1999, options to purchase 814,370 shares of common stock at prices ranging from $6.3578 to $28.8719 were outstanding pursuant to the Directors' Plan.

  BB&T also has options outstanding that were granted by certain acquired companies. These options, which have not been included in the plans described above, totaled 166,742 as of December 31, 1999, with option prices ranging from $1.3334 to $11.8535.

  A summary of the status of the Company's stock option plans at December 31, 1999, 1998 and 1997 and changes during the years then ended is presented below:

                                  1999                   1998                  1997
                          ---------------------- --------------------- ---------------------
                                       Wtd. Avg.             Wtd. Avg.             Wtd. Avg.
                                       Exercise              Exercise              Exercise
                            Shares       Price     Shares      Price     Shares      Price
                          -----------  --------- ----------  --------- ----------  ---------
Outstanding at beginning
 of year................   13,949,108   $15.09   14,460,394   $10.99   14,866,966   $ 9.06
Granted.................    2,931,277    34.34    3,185,300    27.91    2,770,557    17.52
Exercised...............   (2,487,985)   10.93   (3,551,347)    9.24   (3,008,635)    7.37
Forfeited or Expired....     (287,420)   36.28     (145,239)   22.21     (168,494)   13.15
                          -----------   ------   ----------   ------   ----------   ------
Outstanding at end of
 year...................   14,104,980   $19.38   13,949,108   $15.09   14,460,394   $10.99
                          ===========   ======   ==========   ======   ==========   ======
Options exercisable at
 year-end...............   11,646,928   $16.18   10,579,562   $11.61   11,907,043   $ 9.64
                          ===========   ======   ==========   ======   ==========   ======

  The weighted average fair value of options granted was $9.45, $8.87 and $4.96 per option at December 31, 1999, 1998 and 1997, respectively.

  The following table summarizes information about the options outstanding at December 31, 1999:

                            Options Outstanding         Options Exercisable
                     --------------------------------- ---------------------
                                  Weighted-
                                   Average   Weighted-             Weighted-
                       Number     Remaining   Average    Number     Average
   Range of          Outstanding Contractual Exercise  Exercisable Exercise
   Exercise Prices    12/31/99      Life       Price    12/31/99     Price
   ---------------   ----------- ----------- --------- ----------- ---------
   $ 0.01 to $ 2.50       6,384      4.7 yrs  $ 1.13        6,384   $ 1.13
   $ 2.51 to $ 3.75       9,202      3.4        3.23        9,202     3.23
   $ 3.76 to $ 5.50      91,754      2.6        4.74       91,754     4.74
   $ 5.51 to $ 8.25   1,288,133      2.5        6.94    1,288,133     6.94
   $ 8.26 to $12.25   4,270,123      4.6       10.37    4,270,123    10.37
   $12.26 to $18.25   2,195,903      6.2       13.66    2,195,903    13.66
   $18.26 to $27.25   2,029,758      7.6       21.10    1,666,207    21.28
   $27.26 to $40.31   3,901,999      8.7       33.85    1,807,498    33.20
   $40.32 to $56.98     311,724      8.8       47.44      311,724    47.44
                     ----------      ---      ------   ----------   ------
                     14,104,980      6.3      $19.38   11,646,928   $16.18
                     ==========      ===      ======   ==========   ======

Shareholder Rights Plan

  On January 17, 1997, pursuant to the Rights Agreement approved by the Board of Directors, BB&T distributed to shareholders one preferred stock purchase right for each share of BB&T's common stock then outstanding. Subsequent to this date, all shares issued are accompanied by a stock purchase right. Initially, the rights, which expire in 10 years, are not exercisable and are not transferable apart from the common stock. The rights will become exercisable only if a person or group acquires 20% or more of BB&T's common stock, or BB&T's Board of Directors determines, pursuant to the terms of the Rights Agreement, that any person or group that has acquired 10% or more of BB&T's common stock is an "Adverse Person." Each right would then enable the holder to purchase 1/100th of a share of a new series of BB&T preferred stock at an initial exercise price of $145.00. The Board of Directors will be entitled to redeem the rights at $.01 per right under certain circumstances specified in the Rights Agreement.

  Under the terms of the Rights Agreement, if any person or group becomes the beneficial owner of 25% or more of BB&T's common stock, with certain exceptions, or if the Board of Directors determines that any 10% or more stockholder is an "Adverse Person," each right will entitle its holder (other than the person triggering exercisability of the rights) to purchase, at the right's then-current exercise price, shares of BB&T's common stock having a value of twice the right's exercise price. In addition, if after any person or group has become a 20% or more stockholder, BB&T is involved in a merger or other business combination transaction with another person in which its common stock is changed or converted, or sells 50% or more of its assets or earning power to another person, each right will entitle its holder to purchase, at the right's then-current exercise price, shares of common stock of such other person having a value of twice the right's exercise price.

Note K. Income Taxes

  The provision for income taxes was composed of the following:

                                                      Years Ended December 31,
                                                     --------------------------
                                                       1999     1998     1997
                                                     -------- -------- --------
                                                       (Dollars in thousands)
   Current expense:
     Federal........................................ $109,226 $204,578 $227,330
     State..........................................    7,718   11,942   12,163
                                                     -------- -------- --------
                                                      116,944  216,520  239,493
   Deferred expense (benefit).......................  179,741   49,179  (17,787)
                                                     -------- -------- --------
   Provision for income taxes....................... $296,685 $265,699 $221,706
                                                     ======== ======== ========

  The reasons for the difference between the provision for income taxes and the amount computed by applying the statutory Federal income tax rate to income before income taxes were as follows:

                                                   Years Ended December 31,
                                                  ----------------------------
                                                    1999      1998      1997
                                                  --------  --------  --------
                                                    (Dollars in thousands)
   Federal income taxes at statutory rates of
    35%.......................................... $318,806  $291,375  $227,647
   Tax-exempt income from securities, loans and
    leases less related non-deductible interest
    expense......................................  (17,993)  (14,187)  (13,615)
   State income taxes, net of Federal tax
    benefit......................................    7,842     9,806     6,877
   Other, net....................................  (11,970)  (21,295)      797
                                                  --------  --------  --------
   Provision for income taxes.................... $296,685  $265,699  $221,706
                                                  ========  ========  ========
   Effective income tax rate.....................     32.6%     31.9%     34.2%
                                                  ========  ========  ========

  The tax effects of temporary differences that gave rise to significant portions of the net deferred tax assets (liabilities) in the "Consolidated Balance Sheets" were:

                                                             December 31,
                                                          --------------------
                                                            1999       1998
                                                          ---------  ---------
                                                              (Dollars in
                                                              thousands)
   Deferred tax assets:
     Allowance for loan and lease losses................  $ 149,987  $ 137,122
     Net unrealized depreciation on securities available
      for sale..........................................    168,019         --
     Deferred compensation..............................     38,498     31,026
     Postretirement benefits other than pensions........     19,973     19,343
     Other..............................................     58,075     41,958
                                                          ---------  ---------
   Total tax deferred assets............................    434,552    229,449
                                                          ---------  ---------
   Deferred tax liabilities:
     Depreciation.......................................    (15,299)   (19,423)
     Net unrealized appreciation on securities available
      for sale..........................................         --    (41,293)
     Lease financing....................................   (254,197)   (75,933)
     Mortgage servicing rights..........................    (41,359)    (3,807)
     Other..............................................    (25,696)   (28,308)
                                                          ---------  ---------
   Total tax deferred liabilities.......................   (336,551)  (168,764)
                                                          ---------  ---------
   Net deferred tax asset...............................  $  98,001  $  60,685
                                                          =========  =========

  Securities transactions resulted in income tax (benefits) expense of $(2.0 million), $3.4 million and $1.8 million related to securities (losses) gains for the years ended December 31, 1999, 1998 and 1997, respectively.

NOTE L. Benefit Plans

  BB&T provides various benefit plans to existing employees and employees of acquired entities. Employees of acquired entities generally participate in existing BB&T plans upon consummation of the business combinations. Credit is usually given to these employees for years of service at the acquired institution. The combination of actuarial information for the benefit plans of acquired entities is typically not meaningful because the benefits offered in those plans and assumptions used in the calculations related to those plans are superseded by the benefits offered in the BB&T plans and the assumptions used in the BB&T calculations. Accordingly, the actuarial information presented for retirement plans and postretirement benefits in the accompanying tables is that of BB&T as originally presented.

  The following table discloses expenses relating to employee benefit plans restated for transactions accounted for as poolings of interests.

                                                         1999    1998    1997
                                                        ------- ------- -------
                                                        (Dollars in thousands)
   Defined benefit plans............................... $15,717 $ 9,201 $14,225
   Defined contribution and ESOP plans.................  16,618  21,269  29,112
                                                        ------- ------- -------
     Total expense related to benefit plans............ $32,335 $30,470 $43,337
                                                        ======= ======= =======

Retirement Plans

  BB&T provides a defined benefit retirement plan qualified under the Internal Revenue Code that covers substantially all employees. Benefits are based on years of service, age at retirement and the employee's compensation during the five highest consecutive years of earnings within the last ten years of employment. BB&T's contributions to the plan are in amounts between the minimum required for funding standard accounts and the maximum deductible for federal income tax purposes.

  Supplemental retirement benefits are provided to certain key officers under supplemental defined benefit executive retirement plans, which are not qualified under the Internal Revenue Code. Although technically unfunded plans, insurance policies on the lives of the covered employees partially fund future benefits.

  The tables below summarize data relative to the plans for the years as indicated:

   Net Periodic Pension Cost                         1999      1998      1997
   -------------------------                       --------  --------  --------
                                                     (Dollars in thousands)
   Service cost................................... $ 18,935  $ 15,059  $ 12,412
   Interest cost..................................   22,456    19,765    17,971
   Estimated return on plan assets................  (26,017)  (22,869)  (17,987)
   Net amortization and other.....................   (2,133)    1,257       790
                                                   --------  --------  --------
     Net periodic pension cost.................... $ 13,241  $ 13,212  $ 13,186
                                                   ========  ========  ========

                                          Plans for which     Plans for which
                                           assets exceed        accumulated
                                            accumulated       benefits exceed
                                             benefits             assets
                                         ------------------  ------------------
Change in Projected Benefit Obligations    1999      1998      1999      1998
---------------------------------------  --------  --------  --------  --------
                                               (Dollars in thousands)
Projected benefit obligation, January
 1,....................................  $300,136  $244,769  $ 32,820  $ 24,188
  Service cost.........................    17,784    13,932     1,151     1,127
  Interest cost........................    20,420    17,765     2,037     2,000
  Actuarial (gain) loss................   (57,384)   26,529    (6,606)    6,190
  Benefits paid........................   (16,522)  (10,502)     (669)     (685)
  Change in plan provisions............    (2,418)    2,813        75        --
  Other, net...........................     6,384     4,830        (1)       --
                                         --------  --------  --------  --------
Projected benefit obligation, December
 31,...................................  $268,400  $300,136  $ 28,807  $ 32,820
                                         ========  ========  ========  ========

Change in Plan Assets                      1999      1998      1999      1998
---------------------                    --------  --------  --------  --------
                                               (Dollars in thousands)
Fair value of plan assets, January 1,..  $321,474  $284,905  $     --  $     --
  Actual return on plan assets.........    15,091    35,965        --        --
  Employer contributions...............     1,693     5,349       669       685
  Benefits paid........................   (16,522)  (10,502)     (669)     (685)
  Other, net...........................     6,384     5,757        --        --
                                         --------  --------  --------  --------
Fair value of plan assets, December
 31,...................................  $328,120  $321,474  $     --  $     --
                                         ========  ========  ========  ========

Net Amount Recognized                      1999      1998      1999      1998
---------------------                    --------  --------  --------  --------
                                               (Dollars in thousands)
Funded status..........................  $ 59,719  $ 21,338  $(28,807) $(32,820)
Unrecognized transition (asset)
 obligation............................    (4,262)   (5,400)      191       234
Unrecognized prior service cost........   (20,949)  (20,909)    2,781     3,114
Unrecognized net loss..................   (26,890)   19,568     3,678    11,215
                                         --------  --------  --------  --------
Net amount recognized..................  $  7,618  $ 14,597  $(22,157) $(18,257)
                                         ========  ========  ========  ========

Reconciliation of Net Pension Asset
(Liability)                                1999      1998      1999      1998
-----------------------------------      --------  --------  --------  --------
                                               (Dollars in thousands)
Prepaid pension cost, January 1,.......  $ 14,597  $ 16,446  $(18,257) $(13,086)
  Contributions........................     1,693     5,349       517       519
  Net periodic pension cost............    (8,672)   (8,126)   (4,452)   (4,489)
  Other, net...........................        --       928        35    (1,201)
                                         --------  --------  --------  --------
Prepaid (accrued) pension cost,
 December 31,..........................  $  7,618  $ 14,597  $(22,157) $(18,257)
                                         ========  ========  ========  ========

Weighted Average Assumptions                                   December 31,
----------------------------                                   --------------
                                                                1999    1998
                                                               ------  ------
Weighted average assumed discount rate........................   7.75%   6.75%
Weighted average expected long-term rate of return on plan
 assets.......................................................   8.00    8.00
Assumed rate of annual compensation increases.................   5.50    5.50

  Pension plan assets consist primarily of investments in mutual funds consisting of equity investments, obligations of the U.S. Treasury and Federal agencies and corporations. Plan assets included $18.5 million and $26.8 million of BB&T common stock at December 31, 1999 and 1998, respectively. The market value of total plan assets was $328.1 million and $321.5 million at December 31, 1999 and 1998, respectively.

Postretirement Benefits

  BB&T revised its retiree health care plans in preparation for the implementation of SFAS No. 106, "Accounting for Postretirement Benefits Other Than Pensions." The new plan covers employees retiring after December 31, 1995 who are eligible for participation in the BB&T pension plan and have at least ten years of service. The plan requires retiree contributions, with a subsidy by BB&T based upon years of service of the employee at the time of retirement. The subsidy is periodically reviewed for adjustment. The plan provides flexible benefits to retirees or their dependents.

  The following tables set forth the components of the postretirement benefit plan and the amount recognized in the consolidated financial statements at December 31, 1999, 1998 and 1997.

Net Periodic Postretirement Benefit Cost:                   1999   1998   1997
-----------------------------------------                  ------ ------ ------
                                                               (Dollars in
                                                                thousands)
Service cost.............................................. $1,126 $1,550 $  733
Interest cost.............................................  3,314  3,422  2,586
Amortization and other....................................    518    519    (37)
                                                           ------ ------ ------
  Total expense........................................... $4,958 $5,491 $3,282
                                                           ====== ====== ======

Change in Projected Benefit Obligation                       1999      1998
--------------------------------------                     --------  --------
                                                              (Dollars in
                                                              thousands)
Projected benefit obligation, January 1,.................. $ 53,630  $ 38,342
  Service cost............................................    1,126     1,550
  Interest cost...........................................    3,314     3,422
  Plan participants' contributions........................      727       475
  Actuarial loss (gain)...................................   (8,286)    4,958
  Benefits paid...........................................   (1,793)   (1,859)
  Other, net..............................................    2,480     6,742
                                                           --------  --------
Projected benefit obligation, December 31,................ $ 51,198  $ 53,630
                                                           ========  ========

Change in Plan Assets                                        1999      1998
---------------------                                      --------  --------
                                                              (Dollars in
                                                              thousands)
Fair value of plan assets, January 1,..................... $     --  $     --
  Actual return on plan assets............................       --        --
  Employer contributions..................................    1,066     1,384
  Plan participants' contributions........................      727       475
  Benefits paid...........................................   (1,793)   (1,859)
                                                           --------  --------
Fair value of plan assets, December 31,................... $     --  $     --
                                                           ========  ========

Net Amount Recognized                                        1999      1998
---------------------                                      --------  --------
                                                              (Dollars in
                                                              thousands)
Funded status............................................. $(51,198) $(53,630)
Unrecognized prior service cost...........................    5,704     6,223
Unrecognized net (gain) loss..............................   (7,740)      600
                                                           --------  --------
Net amount recognized..................................... $(53,234) $(46,807)
                                                           ========  ========

Reconciliation of Postretirement Benefit Cost                1999      1998
---------------------------------------------              --------  --------
                                                              (Dollars in
                                                              thousands)
Prepaid (accrued) postretirement benefit cost, January
 1,....................................................... $(46,807) $(42,700)
  Contributions...........................................    1,066     1,384
  Net periodic postretirement benefit cost................   (4,958)   (5,491)
  Other, net..............................................   (2,535)       --
                                                           --------  --------
Prepaid (accrued) postretirement benefit cost, December
 31,...................................................... $(53,234) $(46,807)
                                                           ========  ========

Weighted Average Assumptions                              December 31,
----------------------------                              -----------------
                                                           1999       1998
                                                          ------     ------
Weighted average assumed discount rate...................   7.75%      6.75%
Medical trend rate--initial year.........................   8.00       9.00
Medical trend rate--ultimate.............................   5.00       5.00
Select period............................................      3 yrs      4 yrs

                                                        1% Increase 1% Decrease
                                                        ----------- -----------
Impact of a 1% change in assumed health care cost on:
  Service and interest costs...........................    1.90%       (1.70)%
  Accumulated postretirement benefit obligation........    1.80        (1.60)

401-k Savings Plan

  Effective January 1, 1996, BB&T's Employee Stock Ownership Plan was merged into the former BB&T Financial Corporation Savings and Thrift Plan to form the BB&T Corporation 401-k Savings Plan. The plan permits employees to contribute up to 16% of their compensation. BB&T matches up to 6% of the employee's compensation with a 100% matching contribution.

Settlement Agreement

  In 1997, BB&T entered into a settlement and noncompetition agreement with a retiring executive officer of a merged institution to settle an existing employment contract and to require the officer not to compete with BB&T. The settlement agreement provides for annual payments of $769,392 (to be adjusted annually in accordance with the Consumer Price Index) until the executive reaches the age of 65 in 2002, at which time the annual payments will be reduced to 70% of the amount paid during the final year pursuant the agreement, estimated to be approximately $623,000, less the company-provided portion of benefits payable under certain existing benefit plans. The reduced payments will continue for the life of the executive. If the executive's current wife survives him, payments will continue to her in the annual amount equal to 35% of the amount paid to the executive during the final year pursuant to the agreement. The executive officer has agreed not to compete in a defined geographic area for ten years.

Other

  There are various other employment contracts, deferred compensation arrangements and covenants not to compete with selected members of management and certain retirees.

NOTE M. Commitments and Contingencies

  BB&T is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of clients and to reduce exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, options written, standby letters of credit and financial guarantees, interest rate caps and floors written, interest rate swaps and forward and futures contracts.

  BB&T's exposure to credit loss in the event of nonperformance by the counterparty to the financial instrument for commitments to extend credit and standby letters of credit and financial guarantees written is represented by the contractual notional amount of those instruments. BB&T uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet transactions.

                                                         Contract or Notional
                                                        Amount at December 31,
                                                        -----------------------
                                                           1999        1998
                                                        ----------- -----------
                                                        (Dollars in thousands)
Financial instruments whose contract amounts represent
 credit risk:
  Commitments to extend, originate or purchase
   credit.............................................  $12,508,253 $11,029,994
  Standby letters of credit and financial guarantees
   written............................................      472,700     395,809
  Commercial letters of credit........................       40,417      36,277
Financial instruments whose notional or contract
 amounts exceed the amount of credit risk:
  Forward and futures contracts.......................  $   319,411 $ 1,274,620
  Foreign exchange contracts..........................       72,228     136,628

  Commitments to extend credit are arrangements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Historically, many commitments expire without being drawn upon; therefore, the total commitment amounts shown in the above table are not necessarily indicative of future cash requirements. BB&T evaluates each customer's creditworthiness on a case-by-case basis. The amount and type of collateral obtained, if deemed necessary by BB&T upon extension of credit, is based on management's evaluation of the creditworthiness of the counterparty.

  Standby letters of credit and financial guarantees written are conditional commitments issued by BB&T to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper issuance, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers, and letters of credit are collateralized when necessary.

  Forward commitments to sell mortgage loans and mortgage-backed securities are contracts for delayed delivery of securities in which BB&T agrees to make delivery at a specified future date of a specified instrument, at a specified price or yield. Risks arise from the possible inability of counterparties to meet the terms of their contracts and from movements in securities' values and interest rates.

Legal Proceedings

  The nature of the business of BB&T's banking subsidiaries ordinarily results in a certain amount of litigation. The subsidiaries of BB&T are involved in various legal proceedings, all of which are considered incidental to the normal conduct of business. Management believes that the liabilities, if any, arising from these proceedings will not have a materially adverse effect on the consolidated financial position or consolidated results of operations of BB&T.

NOTE N. Regulatory Requirements and Other Restrictions

  BB&T's subsidiary banks are required by the Board of Governors of the Federal Reserve System to maintain reserve balances in the form of vault cash or deposits with the Federal Reserve Bank based on certain percentages of deposit types, subject to various adjustments. At December 31, 1999, the net reserve requirement amounted to $289.1 million.

  BB&T's subsidiary banks are prohibited from paying dividends from their capital stock and additional paid-in capital accounts and are required by regulatory authorities to maintain minimum capital levels. Subject to restrictions imposed by state laws and federal regulations, the Boards of Directors of the subsidiary banks could have declared dividends from their retained earnings up to $1.5 billion at December 31, 1999.

  BB&T is subject to various regulatory capital requirements administered by the Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on BB&T's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation must meet specific capital guidelines that involve quantitative measures of BB&T's assets, liabilities and certain off-balance-sheet items calculated pursuant to regulatory directives. BB&T's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. BB&T was in compliance with these requirements at December 31, 1999.

  Quantitative measures established by regulation to ensure capital adequacy require BB&T to maintain minimum amounts and ratios of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital to average assets.

  The following table provides summary information regarding regulatory capital for BB&T and its significant banking subsidiaries as of December 31, 1999 and 1998:

                            December 31, 1999             December 31, 1998
                       ----------------------------- -----------------------------
                                         For Minimum                   For Minimum
                            Actual         Capital        Actual         Capital
                       -----------------  Adequacy   -----------------  Adequacy
                       Ratio    Amount    Purposes   Ratio    Amount    Purposes
                       -----  ---------- ----------- -----  ---------- -----------
                                        (Dollars in thousands)
Tier 1 Capital
 BB&T................   9.4%  $3,037,105 $1,290,532  10.6%  $2,906,707 $1,101,675
 BB&T-NC.............   9.8    1,977,275    806,531  10.9    1,839,894    675,643
 BB&T-SC.............   9.7      366,991    151,036  12.7      421,891    133,225
 BB&T-VA.............  11.3      373,412    132,495  14.8      477,894    129,551
 First Liberty.......   9.3      122,272     52,684  10.3      111,660     43,321
 Premier.............  11.6      144,673     49,779  12.8      135,562     42,356
----------------------------------------------------------------------------------
Total Capital
 BB&T................  13.0%  $4,198,145 $2,581,064  14.8%  $4,080,191 $2,203,350
 BB&T-NC.............  11.0    2,209,849  1,613,062  12.2    2,059,494  1,351,286
 BB&T-SC.............  11.0      413,911    302,071  13.9      463,895    266,451
 BB&T-VA.............  12.5      415,120    264,990  16.0      518,525    259,103
 First Liberty.......  10.5      138,046    105,369  11.6      125,185     86,642
 Premier.............  12.9      160,269     99,558  13.9      147,417     84,711
----------------------------------------------------------------------------------
Leverage Capital
 BB&T................   6.8%  $3,037,105 $1,345,346   7.3%  $2,906,707 $1,200,667
 BB&T-NC.............   6.7    1,977,275    879,741   7.2    1,839,894    764,608
 BB&T-SC.............   7.7      366,991    142,148   9.3      421,891    135,789
 BB&T-VA.............   7.5      373,412    148,745   9.4      477,894    153,013
 First Liberty.......   6.9      122,272     53,018   7.5      111,660     44,843
 Premier.............   9.6      144,673     45,125  11.1      135,562     36,517
----------------------------------------------------------------------------------

NOTE O. Parent Company Financial Statements

                            Condensed Balance Sheets
                           December 31, 1999 and 1998

                                                             1999       1998
                                                          ---------- ----------
                                                               (Dollars in
                                                               thousands)
Assets
Cash and due from banks.................................. $    8,307 $   14,709
Interest-bearing bank balances...........................    551,694    607,389
Securities...............................................     15,924     21,547
Investment in banking subsidiaries.......................  3,419,981  3,668,894
Investment in other subsidiaries.........................    555,638    170,855
                                                          ---------- ----------
    Total investments in subsidiaries....................  3,975,619  3,839,749
                                                          ---------- ----------
Advances to subsidiaries.................................    348,000    359,600
Premises and equipment...................................      5,900      5,366
Receivables from subsidiaries and other assets...........    268,748    191,342
                                                          ---------- ----------
    Total assets......................................... $5,174,192 $5,039,702
                                                          ========== ==========
Liabilities and Shareholders' Equity
Short-term borrowed funds................................ $  698,704 $  677,141
Dividends payable........................................     69,785     52,110
Accounts payable and accrued liabilities.................     29,453     28,620
Long-term debt...........................................    979,839    955,229
                                                          ---------- ----------
    Total liabilities....................................  1,777,781  1,713,100
                                                          ---------- ----------
    Total shareholders' equity...........................  3,396,411  3,326,602
                                                          ---------- ----------
    Total liabilities and shareholders' equity........... $5,174,192 $5,039,702
                                                          ========== ==========

                          Condensed Income Statements
              For the Years Ended December 31, 1999, 1998 and 1997

                                                   1999      1998      1997
                                                 --------  --------  --------
                                                   (Dollars in thousands)
Income
  Dividends from subsidiaries................... $603,671  $421,774  $272,520
  Interest and other income from subsidiaries...   91,815    95,776    75,077
  Interest on investment securities.............      322       971     1,782
  Other income..................................      524    19,311     3,748
                                                 --------  --------  --------
    Total income................................  696,332   537,832   353,127
                                                 --------  --------  --------
Expenses
  Interest expense..............................   84,871    92,712    56,870
  Other expenses................................   39,485    46,645    32,346
                                                 --------  --------  --------
    Total expenses..............................  124,356   139,357    89,216
                                                 --------  --------  --------
Income before income taxes and equity in
 undistributed earnings of subsidiaries.........  571,976   398,475   263,911
Income tax benefit..............................   (5,547)   (6,419)   (1,915)
                                                 --------  --------  --------
Income before equity in undistributed earnings
 of subsidiaries................................  577,523   404,894   265,826
Equity in undistributed earnings of
 subsidiaries...................................   36,837   162,054   160,385
                                                 --------  --------  --------
Net income...................................... $614,360  $566,948  $426,211
                                                 ========  ========  ========

                       Condensed Statements of Cash Flows
              For the Years Ended December 31, 1999, 1998 and 1997

                                                 1999       1998       1997
                                               ---------  ---------  ---------
                                                  (Dollars in thousands)
Cash Flows From Operating Activities:
 Net income................................... $ 614,360  $ 566,948  $ 426,211
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Net income of subsidiaries less than (in
   excess of) dividends from subsidiaries.....   (36,837)  (162,054)  (160,385)
  Depreciation of premises and equipment......       202        180        285
  Amortization of unearned compensation.......     3,873      1,171      8,133
  Discount accretion and premium
   amortization...............................        --        142        431
  Loss (gain) on sales of securities..........       955        (37)        47
  Loss on disposals of other real estate
   owned......................................        --        191         --
  Reconciliation of fiscal year of merged
   company to calendar year...................        --       (158)        --
  Decrease (increase) in other assets.........   (87,900)  (119,664)   (30,136)
  Increase (decrease) in accounts payable and
   accrued liabilities........................       (25)     5,832        (38)
                                               ---------  ---------  ---------
    Net cash provided by operating
     activities...............................   494,628    292,551    244,548
                                               ---------  ---------  ---------
Cash Flows From Investing Activities:
  Proceeds from sales of securities available
   for sale...................................     4,729     64,984     10,206
  Proceeds from maturities, calls and paydowns
   of securities available for sale...........        --         --     35,482
  Purchases of securities available for sale..        --    (54,804)  (214,064)
  Investment in subsidiaries..................   (81,371)   (82,677)   (13,913)
  Advances to subsidiaries....................  (728,586)  (677,728)  (446,844)
  Proceeds from repayment of advances to
   subsidiaries...............................   740,186    530,967    369,435
  Net cash (paid) received in purchase
   accounting transactions....................       588     (6,051)   (45,852)
  Other, net..................................        --        583      1,394
                                               ---------  ---------  ---------
    Net cash used in investing activities.....   (64,454)  (224,726)  (304,156)
                                               ---------  ---------  ---------
Cash Flows From Financing Activities:
  Net increase in long-term debt..............    19,806    393,178    422,831
  Net increase in short-term borrowed funds...    21,563     27,750    155,938
  Advances from subsidiaries..................        --      4,191         --
  Repayment of advances from subsidiaries.....        --     (3,260)        --
  Net proceeds from common stock issued.......    42,337     38,417     29,851
  Redemption of common stock..................  (326,008)  (345,029)  (327,983)
  Cash dividends paid on common and preferred
   stock......................................  (249,969)  (211,171)  (175,331)
  Other, net..................................        --        141     (1,832)
                                               ---------  ---------  ---------
    Net cash (used in) provided by financing
     activities...............................  (492,271)   (95,783)   103,474
                                               ---------  ---------  ---------
Net (Decrease) Increase in Cash and Cash
 Equivalents..................................   (62,097)   (27,958)    43,866
Cash and Cash Equivalents at Beginning of
 Year.........................................   622,098    650,056    606,190
                                               ---------  ---------  ---------
Cash and Cash Equivalents at End of Year...... $ 560,001  $ 622,098  $ 650,056
                                               =========  =========  =========

NOTE P. Disclosures about Fair Value of Financial Instruments

  SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of the estimated fair value of on- and off-balance sheet financial instruments. A financial instrument is defined by SFAS No. 107 as cash, evidence of an ownership interest in an entity or a contract that creates a contractual obligation or right to deliver or receive cash or another financial instrument from a second entity on potentially favorable or unfavorable terms.

  Fair value estimates are made at a point in time, based on relevant market data and information about the financial instrument. SFAS No. 107 specifies that fair values should be calculated based on the value of one trading unit without regard to any premium or discount that may result from concentrations of ownership of a financial instrument, possible tax ramifications, estimated transaction costs that may result from bulk sales or the relationship between various financial instruments. No readily available market exists for a significant portion of BB&T's financial instruments. Fair value estimates for these instruments are based on judgments regarding current economic conditions, currency and interest rate risk characteristics, loss experience and other factors. Many of these estimates involve uncertainties and matters of significant judgment and cannot be determined with precision. Therefore, the calculated fair value estimates in many instances cannot be substantiated by comparison to independent markets and, in many cases, may not be realizable in a current sale of the instrument. Changes in assumptions could significantly affect the estimates.

  The following methods and assumptions were used by BB&T in estimating the fair value of its financial instruments:

  Cash and cash equivalents: For these short-term instruments, the carrying amounts are a reasonable estimate of fair values.

  Securities: Fair values for securities are based on quoted market prices, if available. If quoted market prices are not available, fair values are based on quoted market prices for similar securities.

  Loans receivable: The fair values for loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms and credit quality. The carrying amounts of accrued interest approximate fair values.

  Deposit liabilities: The fair values for demand deposits, interest-checking accounts, savings accounts and certain money market accounts are, by definition, equal to the amount payable on demand at the reporting date, i.e., their carrying amounts. Fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies current interest rates to aggregate expected maturities.

  Short-term borrowed funds: The carrying amounts of Federal funds purchased, borrowings under repurchase agreements, master notes and other short-term borrowed funds approximate their fair values.

  Long-term debt: The fair values of long-term debt are estimated based on quoted market prices for similar instruments or by using discounted cash flow analyses, based on BB&T's current incremental borrowing rates for similar types of instruments.

  Interest rate swap agreements: The fair values of interest rate swaps (used for hedging purposes) are the estimated amounts that BB&T would receive or pay to terminate the swap agreements at the reporting date, taking into account current interest rates and the current creditworthiness of the swap counterparties.

  Commitments to extend credit, standby letters of credit and financial guarantees written: The fair values of commitments are estimated using the fees charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair values also consider the difference between current levels of interest rates and the committed rates. The fair values of guarantees and letters of credit are estimated based on fees currently charged for similar agreements.

  Other off-balance sheet instruments: The fair values for off-balance sheet instruments (futures, forwards, options, and commitments to sell or purchase financial instruments) are estimated based on quoted prices, if available. For instruments for which there are no quoted prices, fair values are estimated using current settlement values or pricing models.

  The following is a summary of the carrying amounts and fair values of BB&T's financial assets and liabilities as of the periods indicated:


                                       1999                     1998
                              ------------------------ ------------------------
                               Carrying                 Carrying
                                Amount     Fair Value    Amount     Fair Value
                              -----------  ----------- -----------  -----------
                                          (Dollars in thousands)
Financial assets:
  Cash and cash equivalents.. $ 1,522,928  $ 1,522,928 $ 1,456,164  $ 1,456,164
  Trading securities.........      93,221       93,221      60,422       60,422
  Securities available for
   sale......................  10,771,247   10,771,247   9,659,333    9,659,333
  Securities held to
   maturity..................      97,122       98,070     373,472      381,532
  Loans and leases:
    Loans....................  29,262,397   28,805,300  26,959,212   27,553,658
    Leases...................   1,474,286                  986,885
    Allowance for losses.....    (411,188)                (378,531)
                              -----------              -----------
      Net loans and leases... $30,325,495              $27,567,566
                              -----------              -----------
Financial liabilities:
  Deposits................... $28,791,574   28,793,639 $27,842,986   27,896,845
  Short-term borrowed funds..   7,080,882    7,080,882   4,057,776    4,057,776
  Long-term debt.............   5,517,988    5,500,277   5,442,338    5,505,473
  Capitalized leases.........       2,496                    3,462

  The following is a summary of the notional or contractual amounts and fair values of BB&T's off-balance sheet financial instruments as of the periods indicated:

                                            1999                  1998
                                    --------------------  --------------------
                                     Notional/             Notional/
                                     Contract     Fair     Contract     Fair
                                      Amount     Value      Amount     Value
                                    ----------- --------  ----------- --------
                                             (Dollars in thousands)
Off balance sheet financial
 instruments:
  Interest rate swaps, caps and
   floors.......................... $ 1,301,611 $   (301) $ 3,825,596 $ 35,938
  Commitments to extend, originate
   or purchase credit..............  12,508,253  373,414   11,029,994  726,639
  Standby and commercial letters of
   credit and financial guarantees
   written.........................     513,117    2,041      432,086    5,008
  Forward and futures contracts....     319,411    2,544    1,274,620  196,952
  Foreign exchange contracts.......      72,228    1,149      136,628      319
  Option contracts purchased.......      15,000      (10)      35,000      623
  Option contracts written.........      47,250      236    1,267,250     (257)

--------
N/A--not applicable.

NOTE Q. Derivatives and Off-Balance Sheet Financial Instruments

  BB&T utilizes interest rate swaps, caps, floors and collars in the management of interest rate risk. Interest rate swaps are contractual agreements between two parties to exchange a series of cash flows representing interest payments. A swap allows both parties to alter the repricing characteristics of assets or liabilities without affecting the underlying principal positions. Through the use of a swap assets and liabilities may be transformed from fixed to a floating rate, from floating rates to fixed rates, or from one type of floating rate to another. Swap terms generally range from one year to ten years depending on the need. At December 31, 1999, derivatives with a total notional value of $1.3 billion, with terms ranging up to sixteen years, were outstanding.

  The following tables set forth certain information concerning BB&T's interest rate swaps at December 31, 1999:

                 Interest Rate Swaps, Caps, Floors and Collars
                               December 31, 1999

                                 Notional     Receive
Type                              Amount       Rate       Pay Rate   Fair Value
----                            ----------  -----------  ----------  -----------
                                           (Dollars in thousands)
Receive fixed swaps............ $  745,000         6.35%       6.20% $    (6,712)
Pay fixed swaps................    494,361         5.74        5.31        6,411
Caps, Floors & Collars.........     62,250           --          --           --
                                ----------  -----------  ----------  -----------
  Total........................ $1,301,611         6.11%       5.84% $      (301)
                                ==========  ===========  ==========  ===========

                                 Receive                   Caps,
                                  Fixed      Pay Fixed    Floors &
Year-to-date Activity             Swaps        Swaps      Collars       Total
---------------------           ----------  -----------  ----------  -----------
Balance, December 31, 1998..... $1,286,200  $ 1,242,146  $1,297,250  $ 3,825,596
Additions......................     40,000      385,175      15,000      440,175
Maturities/amortizations.......   (581,200)  (1,051,553)   (550,000)  (2,182,753)
Terminations...................         --      (81,407)   (700,000)    (781,407)
                                ----------  -----------  ----------  -----------
  Balance, December 31, 1999... $  745,000  $   494,361  $   62,250  $ 1,301,611
                                ==========  ===========  ==========  ===========

                                 One Year   One to Five  After Five
Maturity Schedule                or Less       Years       Years        Total
-----------------               ----------  -----------  ----------  -----------
Receive fixed swaps............ $  185,000  $   270,000  $  290,000  $   745,000
Pay fixed swaps................     18,215      445,397      30,749      494,361
Caps, Floors & Collars.........     15,000       47,250          --       62,250
                                ----------  -----------  ----------  -----------
  Total........................ $  218,215  $   762,647  $  320,749  $ 1,301,611
                                ==========  ===========  ==========  ===========

  As of December 31, 1999, deferred gains from new swap transactions initiated during 1999 were $195,000. There were no unamortized deferred gains or losses from terminated transactions remaining at year end. Active transactions resulted in a pretax net loss of $2.9 million.

  In addition to interest rate swaps, BB&T utilizes written covered over-the-counter call options on specific securities in the available-for-sale portfolio in order to enhance returns. During 1999, options were written on securities totaling $1.7 billion. Option fee income was $2.5 million for 1999. There were no unexercised options outstanding at December 31, 1999 or 1998.

  BB&T also utilizes over-the-counter purchased put options and net purchased put options (combination of purchased put option and written call option) in its mortgage banking activities. These options are used to hedge the mortgage warehouse and mortgage applications and loans in process against increasing interest rates. Written call options are used in tandem with purchased put options to create a net purchased put option that reduces the cost of the hedge. At December 31, 1999, net purchased put option contracts with a notional value of $15.0 million were outstanding.

  The $1.3 billion notional amount of derivatives used in interest rate risk management are primarily used to hedge variable rate commercial loans, adjustable rate mortgage loans, retail certificates of deposit and fixed rate notes. BB&T does not utilize derivatives for trading purposes.

  Although off-balance sheet derivative financial instruments do not expose BB&T to credit risk equal to the notional amount, such agreements generate credit risk to the extent of the fair value gain in an off-balance sheet derivative financial instrument if the counterparty fails to perform. Such risk is minimized based on the creditworthiness of the counterparties and the consistent monitoring of these agreements. The counterparties to these arrangements were primarily large commercial banks and investment banks. All counterparties are reviewed annually for creditworthiness by BB&T's credit policy group. Where appropriate, master netting agreements are arranged or collateral is obtained in the form of rights to securities. At December 31, 1999, BB&T's interest rate swaps, caps, floors and collars reflected an unrealized loss of $301,000.

  Other risks associated with interest-sensitive derivatives include the impact on fixed rate positions during periods of changing interest rates. Indexed amortizing swaps' notional amounts and maturities change based on certain interest rate indices. Generally, as rates fall the notional amounts decline more rapidly, and as rates increase notional amounts decline more slowly. Under unusual circumstances, financial derivatives also increase liquidity risk, which could result from an environment of rising interest rates in which derivatives produce negative cash flows while being offset by increased cash flows from variable rate loans. Such risk is considered insignificant due to the relatively small derivative positions held by BB&T. At December 31, 1999, BB&T had no indexed amortizing swaps outstanding.

Note R. Calculations of Earnings Per Share

  The basic and diluted earnings per share calculations are presented in the following table:

                                                Years Ended December 31,
                                         --------------------------------------
                                             1999         1998         1997
                                         ------------ ------------ ------------
                                           (Dollars in thousands, except per
                                                      share data)
Basic Earnings Per Share:
  Net income............................ $    614,360 $    566,948 $    426,211
  Less:
    Preferred dividend requirement......           --           --          113
                                         ------------ ------------ ------------
  Income available for common shares.... $    614,360 $    566,948 $    426,098
                                         ============ ============ ============
  Weighted average number of common
   shares outstanding during the
   period...............................  344,598,850  340,318,947  339,171,828
                                         ------------ ------------ ------------
  Basic earnings per share.............. $       1.78 $       1.67 $       1.26
                                         ============ ============ ============
Diluted Earnings Per Share:
  Net income............................ $    614,360 $    566,948 $    426,211
                                         ============ ============ ============
  Weighted average number of common
   shares...............................  344,598,850  340,318,947  339,171,828
  Add:
    Shares issuable assuming conversion
     of convertible preferred stock.....           --       90,202      395,572
    Dilutive effect of outstanding
     options (as determined by
     application of treasury stock
     method)............................    6,199,017    6,947,908    5,692,468
    Issuance of additional shares under
     share repurchase agreement,
     contingent upon market price.......           --           --      144,588
                                         ------------ ------------ ------------
  Weighted average number of common
   shares, as adjusted..................  350,797,867  347,357,057  345,404,456
                                         ============ ============ ============
  Diluted earnings per share............ $       1.75 $       1.63 $       1.23
                                         ============ ============ ============

NOTE S. Operating Segments

  BB&T's operations are divided into six reportable business segments: the Banking Network, Mortgage Banking, Trust Services, Agency Insurance, Investment Banking and Brokerage and Treasury. These operating segments have been identified based primarily on BB&T's existing organizational structure. The segments require unique technology and marketing strategies and offer different products and services. While BB&T is managed as an integrated organization, individual executive managers are held accountable for the operations of these business segments.

  BB&T measures and presents information for internal reporting purposes in a variety of different ways. Information for BB&T's reportable segments is available based on organizational structure, product offerings and customer relationships. The internal reporting system presently utilized by management in the planning and measuring of operating activities, as well as the system to which most managers are held accountable, is based on organizational structure.

  BB&T emphasizes revenue growth by focusing on client service, sales effectiveness and relationship management. The segment results contained herein are presented based on internal management accounting policies, which were designed to support these strategic objectives. Unlike financial accounting, there is no comprehensive authoritative body of guidance for management accounting equivalent to generally accepted accounting principles. Therefore, the performance of the segments is not necessarily comparable with BB&T's consolidated results or with similar information presented by any other financial institution. Additionally, because of the interrelationships of the various segments, the information presented is not necessarily indicative of the segments' financial performance if they operated as independent entities.

  BB&T's internal reporting system was significantly modified during 1999 and 1998, and information from 1997 has not been presented herein to reflect the new reporting system because it is not practicable to restate prior period results. During 1999, BB&T revised the methods used to allocate noninterest expenses among the various segments. The information presented for 1998 has been restated to reflect these revisions. Also, BB&T has completed various mergers and acquisitions accounted for as poolings of interests, which present additional practical limitations to the presentation of comparable 1997 information.

  The management accounting process uses various estimates and allocation methodologies to measure the performance of the operating segments. To determine financial performance for each segment, BB&T allocates capital, funding charges and credits, an economic provision for loan and lease losses, certain noninterest expenses and income tax provisions to each segment, as applicable. Also, to promote revenue growth, certain revenues of Mortgage Banking, Trust Services, Agency Insurance and the Investment Banking and Brokerage segments are reflected in the individual segments and also allocated to the Banking Network. This double counting of revenue is reflected in intersegment noninterest revenues and eliminated to arrive at consolidated results. Allocation methodologies are subject to periodic adjustment as the internal management accounting system is revised and business or product lines within the segments change. Also, because the development and application of these methodologies is a dynamic process, the financial results presented may be periodically revised.

  BB&T's overall objective is to maximize shareholder value by optimizing return on equity and limiting risk. Allocations of capital and the economic provision for loan and lease losses are designed to address this objective. Capital is assigned to each segment on an economic basis, using management's assessment of the inherent risks associated with the segment. Required economic capital allocations are made to cover the following risk categories: credit risk, funding risk, interest rate risk, option risk, basis risk, market risk and operational risk. Each segment is evaluated based on a risk-adjusted return on capital. Capital assignments are not equivalent to regulatory capital guidelines and the total amount assigned to all segments may vary from consolidated shareholders' equity. All unallocated capital is retained in the Treasury segment.

  The economic provision for loan and lease losses is also allocated to the relevant segments based on management's assessment of the segments' risks as described above. Unlike the provision for loan and lease losses recorded pursuant to generally accepted accounting principles, the economic provision adjusts for the impact of expected credit losses over the effective lives of the related loans and leases. Any unallocated provision for loan and lease losses is retained in the Corporate Office, reflected in the accompanying tables as "other revenues and expenses."

  BB&T has implemented an extensive noninterest expense allocation process to support organizational and product profitability. BB&T allocates expenses to the reportable segments based on various cost allocation methodologies, including the number of items processed, overall percentage of time spent, full-time equivalent employees assigned to functions, functional position surveys and activity-based costing. A portion of corporate overhead expenses is not allocated, but is retained in corporate accounts reflected as other expenses in the accompanying tables. Income taxes are allocated to the various segments using effective tax rates.

  BB&T utilizes a funds transfer pricing ("FTP") system to eliminate the effect of interest rate risk from the segments' net interest income because such risk is centrally managed within the Treasury segment. The FTP system credits or charges the segments with the true value or cost of the funds the segments create or use. The FTP system provides a funds credit for sources of funds and a funds charge for the use of funds by each segment. The net FTP credit or charge is reflected as net intersegment interest income (expense) in the accompanying tables.

Banking Network

  BB&T's Banking Network, which operates in North Carolina, South Carolina, Virginia, Maryland, Georgia, West Virginia, Kentucky and Washington, D.C., serves commercial and retail clients by offering a variety of loan and deposit products and other financial services. The Banking Network is primarily responsible for client relationships, and, therefore, is credited with revenue from the Mortgage Banking, Trust Services, Agency Insurance and Investment Banking and Brokerage segments, which is reflected in intersegment noninterest income. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for additional discussion concerning the functions of the Banking Network.

Mortgage Banking

  The Mortgage Banking segment retains and services mortgage loans originated by the Banking Network and purchased from various correspondent originators. Mortgage loan products include fixed- and adjustable-rate government and conventional loans for the purpose of constructing, purchasing or refinancing owner-occupied properties. Fixed-rate mortgage loans are typically sold to government agencies and private investors with servicing rights retained by BB&T, while adjustable-rate loans are typically held in the portfolio. The Mortgage Banking segment earns interest on loans held in the warehouse and portfolio, fee income from the origination and servicing of mortgage loans and reflects gains or losses from the sale of mortgage loans. The Banking Network receives an interoffice credit for the origination of loans and servicing rights, with the corresponding charge remaining in the Corporate Office.

Trust Services

  BB&T's Trust Services segment provides personal trust administration and estate planning, investment counseling and management, employee benefits services, and corporate trust services to individuals, corporations, institutions, foundations and government entities. The Banking Network receives an interoffice credit for trust fees in the initial year the account is referred, with the corresponding charge remaining in the Corporate Office.

Agency Insurance

  BB&T has the largest independent insurance agency network in the Carolinas. BB&T Insurance Services provides property and casualty, life and health insurance to businesses and individuals. It also provides small business and corporate products, such as workers compensation and professional liability, as well as provides surety coverage and title insurance. The Banking Network receives credit for insurance commissions on referred accounts, with the corresponding charge retained in the Corporate Office. These revenues and expenses are reflected in the accompanying tables as intersegment noninterest income and expense.

Investment Banking and Brokerage

  BB&T's Investment Banking and Brokerage segment offers customers investment alternatives, including discount brokerage services, fixed-rate and variable-rate annuities, mutual funds and government and municipal bonds and various other investment products through BB&T Investment Services, Inc., a subsidiary of BB&T-NC. The Investment Banking and Brokerage segment includes Scott & Stringfellow, Inc., a full-service brokerage and investment banking firm headquartered in Richmond, Virginia. Scott & Stringfellow specializes in the origination, trading and distribution of fixed-income securities and equity products in both the public and private capital markets. Scott & Stringfellow also has a public finance department that provides investment banking services, financial advisory services and municipal bond financing to a variety of regional tax-exempt issuers. The Banking Network is credited for investment service revenues on referred accounts, with the corresponding charge retained in the Corporate Office. These revenues and expenses are reflected in the accompanying tables as intersegment noninterest income and expense.

Treasury

  BB&T's Treasury segment is responsible for the management of the securities portfolios, overall balance sheet funding and liquidity, and overall management of interest rate risk. See the Market Risk Management section of "Management's Discussion and Analysis of Financial Condition and Results of Operations" for additional information about the responsibilities of the Treasury segment.

  The following tables disclose selected financial information for BB&T's reportable business segments:

                                                                    For the Year Ended December 31, 1999
                   -----------------------------------------------------------------------------------------------
                                                                Investment                    All         Total
                     Banking    Mortgage    Trust     Agency      Banking                    Other       Segment
                     Network    Banking    Services  Insurance and Brokerage  Treasury    Segments /1/   Results
                   ----------- ----------  --------  --------- ------------- -----------  ------------ -----------
                                                                           (Dollars in thousands)
Net interest
income (expense)
from external
customers........  $   992,320 $  423,158  $(33,668)  $   --     $  7,561    $   162,459    $  222,397 $ 1,774,227
 Net intersegment
 interest income
 (expense).......      327,072   (307,484)   42,197       --          --         (22,111)          --       39,674
                   ----------- ----------  --------   -------    --------    -----------    ---------- -----------
 Net interest
 income..........    1,319,392    115,674     8,529       --        7,561        140,348       222,397   1,813,901
                   ----------- ----------  --------   -------    --------    -----------    ---------- -----------
Provision for
loan and lease
losses...........      119,518      3,802       --        --          --              90        16,631     140,041
Noninterest
income from
external
customers........      354,977    114,811    57,290    78,125     132,519          1,031        28,850     767,603
 Intersegment
 noninterest
 income..........      123,549        --        --        --          --             --            --      123,549
Noninterest
expense..........      713,348     61,161    38,022    59,688     124,900          4,783        53,406   1,055,308
 Intersegment
 noninterest
 expense.........      261,420     18,918     2,532     2,748       1,792          8,258         4,910     300,578
                   ----------- ----------  --------   -------    --------    -----------    ---------- -----------
Income before
income taxes.....      703,632    146,604    25,265    15,689      13,388        128,248       176,300   1,209,126
 Provision for
 income taxes....      235,338     45,128     8,039     6,278       6,506         32,403        47,284     380,976
                   ----------- ----------  --------   -------    --------    -----------    ---------- -----------
Net income.......  $   468,294 $  101,476  $ 17,226   $ 9,411    $  6,882    $    95,845    $  129,016 $   828,150
                   =========== ==========  ========   =======    ========    ===========    ========== ===========
Identifiable
segment assets...  $25,832,827 $5,689,889  $ 31,469   $63,873    $699,100    $11,510,760    $1,056,125 $44,884,043
                   =========== ==========  ========   =======    ========    ===========    ========== ===========
                        Other        Reconciling
                       Revenues        Items &          Consolidated
                   and Expenses /2/  Eliminations          Totals
                   ----------------- ------------------ ------------
Net interest
income (expense)
from external
customers........        $   90,143   $  (206,288)(/4/)  $ 1,658,082
 Net intersegment
 interest income
 (expense).......           (12,170)      (27,504)(/3/)          --
                   ----------------- ------------------ ------------
 Net interest
 income..........            77,973      (233,792)         1,658,082
                   ----------------- ------------------ ------------
Provision for
loan and lease
losses...........             5,690       (41,064)(/4/)      104,667
Noninterest
income from
external
customers........            15,721        10,362 (/4/)      793,686
 Intersegment
 noninterest
 income..........               --       (123,549)(/3/)          --
Noninterest
expense..........           288,278        92,470 (/4/)    1,436,056
 Intersegment
 noninterest
 expense.........           (60,682)     (239,896)(/3/)          --
                   ----------------- ------------------ ------------
Income before
income taxes.....          (139,592)     (158,489)           911,045
 Provision for
 income taxes....           (45,814)      (38,477)(/4/)      296,685
                   ----------------- ------------------ ------------
Net income.......        $  (93,778)  $  (120,012)       $   614,360
                   ================= ================== ============
Identifiable
segment assets...        $2,835,382   $(2,240,369)(/4/)  $45,479,056
                   ================= ================== ============

----
(1) Financial data from segments below the quantitative thresholds requiring disclosure are attributable to a number of smaller operating segments. Those segments include BB&T's nonbank consumer finance operations, a factoring subsidiary, a subsidiary specializing in financing commercial lawn care equipment and a leasing company.
(2) Other revenues and expenses include amounts incurred by BB&T's support functions not allocated to the various segments. Amounts include any unallocated provision for loan and lease losses and unallocated general corporate expenses, as well as costs associated with BB&T's Year 2000 compliance efforts.
(3) BB&T's reconciliation of total segment results to consolidated results requires the elimination of the internal management accounting practices. These adjustments include the elimination of the FTP credits and charges, the elimination of the intersegment noninterest income described above and the elimination of intersegment noninterest expense allocated to the various segments.
(4) To reflect elimination entries necessary to consolidate the segment data.

                                                                 For the Year Ended December 31, 1998
                   ----------------------------------------------------------------------------------------------------------
                                                               Investment
                                                                Banking                                Total        Other
                     Banking    Mortgage    Trust     Agency      and                   All Other     Segment   Revenues and
                     Network    Banking    Services  Insurance Brokerage   Treasury   Segments(/1/)   Results   Expenses(/2/)
                   ----------- ----------  --------  --------- ---------- ----------  ------------- ----------- -------------
                                                                        (Dollars in thousands)
Net interest
income (expense)
from external
customers........  $   916,866 $  411,227  $(33,717)  $   --    $  1,127  $  126,762   $  203,497   $ 1,625,762  $   59,802
 Net intersegment
 interest income
 (expense).......      286,820   (270,173)   37,989       --         --         (135)         --         54,501     (12,238)
                   ----------- ----------  --------   -------   --------  ----------   ----------   -----------  ----------
 Net interest
 income..........    1,203,686    141,054     4,272       --       1,127     126,627      203,497     1,680,263      47,564
                   ----------- ----------  --------   -------   --------  ----------   ----------   -----------  ----------
Provision for
loan and lease
losses...........      105,154      4,171       --        --         --          103       20,557       129,985       1,829
Noninterest
income from
external
customers........      312,411    103,937    43,635    50,252     48,604      11,631       24,648       595,118     (30,172)
 Intersegment
 noninterest
 income..........      150,672        --        --        --         --          --           --        150,672         --
Noninterest
expense..........      616,239     76,365    28,666    39,420     37,472       4,325       49,109       851,596     265,921
 Intersegment
 noninterest
 expense.........      209,820     16,207     1,947     2,415        948       5,383        7,279       243,999     (55,464)
                   ----------- ----------  --------   -------   --------  ----------   ----------   -----------  ----------
Income before
income taxes.....      735,556    148,248    17,294     8,417     11,311     128,447      151,200     1,200,473    (194,894)
 Provision for
 income taxes....      275,813     56,125     6,528     3,367      4,524      46,415        9,990       402,762     (71,359)
                   ----------- ----------  --------   -------   --------  ----------   ----------   -----------  ----------
Net income.......  $   459,743 $   92,123  $ 10,766   $ 5,050   $  6,787  $   82,032   $  141,210   $   797,711  $ (123,535)
                   =========== ==========  ========   =======   ========  ==========   ==========   ===========  ==========
Identifiable
segment assets...  $23,637,286 $6,344,073  $ 26,664   $40,262   $238,622  $9,417,056   $2,374,665   $42,078,628  $1,651,609
                   =========== ==========  ========   =======   ========  ==========   ==========   ===========  ==========
                   Reconciling
                     Items &          Consolidated
                   Eliminations          Totals
                   ------------------ ------------
Net interest
income (expense)
from external
customers........  $  (188,077)(/4/)  $ 1,497,487
 Net intersegment
 interest income
 (expense).......      (42,263)(/3/)          --
                   ------------------ ------------
 Net interest
 income..........     (230,340)         1,497,487
                   ------------------ ------------
Provision for
loan and lease
losses...........      (28,666)(/4/)      103,148
Noninterest
income from
external
customers........       56,586(/4/)       621,532
 Intersegment
 noninterest
 income..........     (150,672)(/3/)          --
Noninterest
expense..........       65,707(/4/)     1,183,224
 Intersegment
 noninterest
 expense.........     (188,535)(/3/)          --
                   ------------------ ------------
Income before
income taxes.....     (172,932)           832,647
 Provision for
 income taxes....      (65,704)(/4/)      265,699
                   ------------------ ------------
Net income.......  $  (107,228)       $   566,948
                   ================== ============
Identifiable
segment assets...  $(2,486,488)(/4/)  $41,243,749
                   ================== ============

(1) Financial data from segments below the quantitative thresholds requiring disclosure are attributable to a number of smaller operating segments. Those segments include BB&T's nonbank consumer finance operations, a factoring subsidiary, a subsidiary specializing in financing commercial lawn care equipment and a leasing company.
(2) Other revenues and expenses include amounts incurred by BB&T's support functions not allocated to the various segments. Amounts include any unallocated provision for loan and lease losses and unallocated general corporate expenses, as well as costs associated with BB&T's Year 2000 compliance efforts.
(3) BB&T's reconciliation of total segment results to consolidated results requires the elimination of the internal management accounting practices. These adjustments include the elimination of the FTP credits and charges, the elimination of the intersegment noninterest income described above and the elimination of intersegment noninterest expense allocated to the various segments.
(4) To reflect elimination entries necessary to consolidate the segment data.